December 23, 1997



Midcom Communications Inc.
Cel-Tech International Corp.
PacNet Inc.
26899 Northwestern Highway, Suite 120
Southfield, Michigan  48034

                  Re: Amended and Restated Asset Purchase Agreement -- Amendments Made December 19, 1997 in Open Court

Gentlemen:

                  This letter will confirm our agreement that in Bankruptcy Court on December 19, 1997, the following sections of the Amended and Restated Asset Purchase Agreement, dated as of December 17, 1997, were amended to read as follows:

         Section 1.2:

                    (m)  The  stock  of  Ad  Val,  Inc.  and  its   wholly-owned
subsidiary, Ad Val Data, Inc., and all assets owned by, used in or relating to the business of these two companies.

         Section 7.2 Assumption of Contracts. No later than two (2) Business Days prior to the Closing, the Purchaser shall notify the Sellers in writing as to any Assumed Contracts that were listed in Section 1.1(l) of the Company Disclosure Letter as of the date hereof that the Purchaser does not desire to assume at Closing, which Contracts shall be deleted from Section 1.1(l) of the Company Disclosure Letter. At Closing, the Sellers shall deliver an updated Company Disclosure Letter pursuant to Section 2.2 hereof that shall reflect such changes to the Assumed Contracts to be assumed by the Purchaser hereunder at Closing and add such excluded Contracts to Section 1.2(c) of the Company Disclosure Letter.

         Section 9.4 Termination by WinStar. This Agreement may be terminated at any time on or prior to the Closing Date by action of the Board of Directors of WinStar if (a) a condition precedent to the obligations of the Purchaser and WinStar hereunder to be fulfilled by the Sellers has not been fulfilled by the time stated herein for such condition to be fulfilled or, if no such time is stated, by January 31, 1998; (b) there has been a material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the Sellers, which breach is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by the Purchaser to the Sellers; (c) the Board of Directors of the Company has withdrawn, modified, or changed in a manner adverse to the Purchaser its approval or rec ommendation of this Agreement in order, or the Sellers otherwise determine, to approve and permit the Company to execute a definitive agreement relating to an Overbid; (d) since the date hereof, there have been one or more events causing a Company Material Adverse Effect; (e) the Closing

Midcom Communications, Inc.
Cel-Tech International Corp.
PacNet Inc.
December 23, 1997
Page 2



does not occur by January 31, 1998, except if such failure is caused by Purchaser's actions or inactions in breach of its obligations under this Agreement; or (f) the 363 Order and the 365 Order have not been entered by the Bankruptcy Court by January 31, 1998.

         Section 9.7(b)(ii)

                                    (A)  The   termination   of  this  Agreement
                           pursuant to Section 9.3(c) or (d) or Section 9.4 (except for Section 9.4(d) or (e) or solely because of the non-fulfillment of any of the conditions specified in Section 8.3(c), (e), (g), (i), (j), (k) or (l) which non-fulfillment is not caused by any act or omission of Sellers); or

         Section 10.2 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  (a)      If to the Purchaser or WinStar, to

                           WinStar Communications, Inc.
                           230 Park Avenue -- Suite 2700
                           New York, New York 10169
                           Attention: Timothy R. Graham
                           Telecopier: 212-922-1637

                           with copies to

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016-2097
                           Attention: David Alan Miller, Esq.
                           Telecopier: 212-818-8881


                  (b)      If to the Sellers, to

                           Midcom Communications Inc.
                           26899 Northwestern Highway, Suite 120
                           Southfield, Michigan  48034
                           Attention: Mr. William H. Oberlin
                           Telecopier: (248) 208-9225

Midcom Communications Inc.
Cel-Tech International Corp.
PacNet Inc.
December 23, 1997
Page 2-A



                           with copies to

                           Midcom Communications Inc.
                           26913 Northwestern Highway, Suite 165
                           Southfield, Michigan  48034
                           Attention:  Steven Goldman, Esq.
                           Telecopier: (248) 945-1904

                                            and

                           Pepper Hamilton & Scheetz LLP
                           100 Renaissance Center, Suite 3600
                           Detroit, Michigan  48243
                           Attention: Dennis S. Kayes, Esq.
                           Telecopier: (313) 259-7926

                                            and

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois 60603-3441
                           Attention:  Lawrence K. Snider, Esq.
                           Telecopier: (312) 701-7711








                             THE NEXT PAGE IS PAGE 3

                  Please countersign a copy of this letter to confirm your agreement to the foregoing and return it to the undersigned.

                                Very truly yours,

                                           WINSTAR MIDCOM ACQUISITION CORP.


                                           By:    /s/ Timothy R. Graham
                                             -------------------------------
                                           Name:    Timothy R. Graham
                                           Title:   President

                                           WINSTAR COMMUNICATIONS, INC.


                                           By:    /s/ Timothy R. Graham
                                             -------------------------------
                                           Name:    Timothy R. Graham
                                           Title:   Executive Vice President

AGREED:

MIDCOM COMMUNICATIONS INC.


By:   /s/ Steven Goldman
   ------------------------------
Name:    Steven Goldman
Title:   Vice President & General Counsel


CEL-TECH INTERNATIONAL CORP.


By:   /s/ Steven Goldman
   ------------------------------
Name:    Steven Goldman
Title:   Vice President & General Counsel


PACNET INC.


By:   /s/ Steven Goldman
   ------------------------------
Name:    Steven Goldman
Title:   Vice President & General Counsel

                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                          WINSTAR COMMUNICATIONS, INC.,

                        WINSTAR MIDCOM ACQUISITION CORP.

                                       and

                           MIDCOM COMMUNICATIONS INC.,

                          CEL-TECH INTERNATIONAL CORP.

                                       and

                                  PACNET INC.,

                        Chapter 11 debtors in possession

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I --
         PURCHASE AND SALE OF ASSETS..............................................................................2
                  Section 1.1       Purchase and Sale of Assets...................................................2
                  Section 1.2       Excluded Assets...............................................................5
                  Section 1.3       Assumed Liabilities...........................................................7
                  Section 1.4       Excluded Liabilities..........................................................7
                  Section 1.5       Purchase Price................................................................7
                  Section 1.6       Allocation of Purchase Price..................................................8
                  Section 1.7       Application of Purchase Price.................................................9

ARTICLE II --
         THE CLOSING..............................................................................................9
                  Section 2.1       Closing.......................................................................9
                  Section 2.2       Deliveries at Closing.........................................................9

ARTICLE III --
         REPRESENTATIONS AND WARRANTIES OF THE SELLERS...........................................................12
                  Section 3.1       Organization.................................................................12
                  Section 3.2       Authority Relative to this Agreement.........................................12
                  Section 3.3       Consents and Approvals.......................................................13
                  Section 3.4       No Violations................................................................13
                  Section 3.5       Company Financial Statements.................................................13
                  Section 3.6       Absence of Certain Changes; Events Subsequent to Filing of
                                    Petitions....................................................................14
                  Section 3.7       Litigation...................................................................14
                  Section 3.8       Absence of Undisclosed Liabilities...........................................14
                  Section 3.9       No Default...................................................................15
                  Section 3.10      No Violation of Law..........................................................15
                  Section 3.11      Taxes........................................................................16
                  Section 3.12      Title and Condition to Property..............................................16
                  Section 3.13      Certain Regulatory Matters...................................................17
                  Section 3.14      Brokers......................................................................18
                  Section 3.15      Contracts....................................................................19
                  Section 3.16      Intellectual Property and Other Intangible Property..........................21
                  Section 3.17      Employee Plans; Labor Matters................................................21
                  Section 3.18      Environmental Matters; Health and Safety and Other Laws......................23
                  Section 3.19      Records......................................................................23
                  Section 3.20      Disclosure...................................................................23
                  Section 3.21      SEC Filings..................................................................24
                  Section 3.22      Motion to Extend Time........................................................24
                  Section 3.23      LOAs.........................................................................24



                                        i




ARTICLE IV --
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND
         WINSTAR.................................................................................................25
                  Section 4.1       Organization.................................................................25
                  Section 4.2       Authority Relative to this Agreement.........................................25
                  Section 4.3       Consents and Approvals.......................................................25
                  Section 4.4       No Violations................................................................26

ARTICLE V --
         COVENANTS...............................................................................................26
                  Section 5.1       Conduct of Business by the Sellers  Pending the Closing......................26
                  Section 5.2       Acquisition Proposal Procedures..............................................27
                  Section 5.3       [Intentionally omitted.].....................................................29
                  Section 5.4       Filings; Other Action........................................................29
                  Section 5.5       Public Announcements.........................................................30
                  Section 5.6       Bankruptcy Actions...........................................................30
                  Section 5.7       Tax Returns and Filings; Payment of Taxes....................................31
                  Section 5.8       Employee Benefit Plans.......................................................31
                  Section 5.9       Notification of Certain Matters..............................................31
                  Section 5.10      Comfort Letters, Etc.........................................................32
                  Section 5.11      Additional Matters...........................................................33
                  Section 5.12      Satisfaction or Discharge of Encumbrances....................................33

ARTICLE VI --
         ADDITIONAL POST-CLOSING COVENANTS.......................................................................33
                  Section 6.1       Further Assurances...........................................................33
                  Section 6.2       Third Party Rights...........................................................34
                  Section 6.3       Employment of the Sellers' Employees.........................................34
                  Section 6.4       Master LOAs and TSAs.........................................................34
                  Section 6.5       Corporate Name...............................................................35
                  Section 6.6       Sellers' Right to Use Certain Assets to Wind Up Operations...................36
                  Section 6.7       Regulatory Filings...........................................................36
                  Section 6.8       Right to Access and Use Sellers' Switches....................................36
                  Section 6.9       Confirmation of a Plan.......................................................37

ARTICLE VII --
         DUE DILIGENCE REVIEW....................................................................................37
                  Section 7.1       Due Diligence Review.........................................................37
                  Section 7.2       Assumption of Contracts......................................................38
                  Section 7.3       Designation of Assets........................................................39

ARTICLE VIII --
         CONDITIONS PRECEDENT....................................................................................39
                  Section 8.1       Conditions Precedent to Obligation of the Sellers and the
                                    Purchaser and WinStar........................................................39
                  Section 8.2       Conditions Precedent to Obligation of the Sellers............................40

                                       ii




                  Section 8.3       Conditions Precedent to Obligation of the Purchaser and
                                    WinStar......................................................................40

ARTICLE IX --
         TERMINATION, AGREEMENT, AND WAIVER......................................................................42
                  Section 9.1       Termination by Mutual Consent................................................42
                  Section 9.2       Termination by Either WinStar or the Company.................................43
                  Section 9.3       Termination by Company.......................................................43
                  Section 9.4       Termination by WinStar.......................................................43
                  Section 9.5       Termination by Purchaser and WinStar On or Prior to
                                    Expiration of Due Diligence Period...........................................44
                  Section 9.6       Effect of Termination and Abandonment........................................44
                  Section 9.7       Expense Reimbursement; Termination Fee.......................................44
                  Section 9.8       Indemnification; Holdback....................................................46

ARTICLE X --
         GENERAL PROVISIONS......................................................................................47
                  Section 10.1      No Merger....................................................................47
                  Section 10.2      Notices......................................................................48
                  Section 10.3      Descriptive Headings.........................................................49
                  Section 10.4      Entire Agreement; Assignment.................................................49
                  Section 10.5      Governing Law................................................................49
                  Section 10.6      Expenses.....................................................................49
                  Section 10.7      Amendment....................................................................50
                  Section 10.8      Waiver.......................................................................50
                  Section 10.9      Counterparts; Effectiveness..................................................50
                  Section 10.10     Severability; Validity; Parties in Interest..................................50
                  Section 10.11     Enforcement of Agreement.....................................................50

ARTICLE XI --
         DEFINITIONS.............................................................................................51
                  Section 11.1      Defined Terms................................................................51


                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT


         THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of December 17, 1997 (this "Agreement"), is entered into by and among WINSTAR COMMUNICATIONS, INC., a Delaware corporation ("WinStar"), WINSTAR MIDCOM ACQUISITION CORP., a Delaware corporation ("Purchaser"), MIDCOM COMMUNICATIONS INC., a Washington corporation (the "Company"), and CEL-TECH INTERNATIONAL CORP., a Washington corporation, and PACNET INC., a Washington corporation ("PacNet") (each a "Seller Subsidiary" and collectively the "Seller Subsidiaries"). The Company and the Seller Subsidiaries are hereinafter referred to as the "Sellers." Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article XI.

         WHEREAS, the Sellers are engaged in the business of providing long distance and local voice and data telecommunications services, including long distance service, local service, frame relay data transmission service, cellular service and dedicated private lines between Customer locations (collectively, the "Business," which term, as used herein, refers to the business conducted by the Sellers utilizing the Assets to be acquired by the Purchaser hereunder);

         WHEREAS, on November 7, 1997, the Sellers filed voluntary petitions (the "Petitions") for relief commencing cases (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Eastern District of Michigan, Detroit Division (the "Bankruptcy Court"), Bankruptcy Case Nos. 97-59044-S, 97-59057-S and 97-59052-G, with such cases to be jointly administered by the Bankruptcy Court under Bankruptcy Case No. 97-59044-S; and

         WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell, convey, assign and transfer to the Purchaser, substantially all of the assets and properties of each Seller relating to the Business, all in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         Section 1.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Sellers, all right, title and interest in and to all of the assets, properties, rights, contracts, Customers, intellectual properties and claims owned or used by Sellers in conducting the Business (except as otherwise set forth in Section 1.2 hereof), wherever located, whether tangible or intangible, as the same shall exist at the Closing, free and clear of all Encumbrances (collectively referred to herein as the "Assets"). The Assets shall include, without limitation:

                  (a) the accounts of (i) all of Sellers' Customers which, at the Closing Date, are end-users of any Seller for any of its telecommunications services provided in connection with the Business, (ii) all Customers and other Persons from whom third-party verified verbal authorizations or written letters of authorization or other appropriate evidence of authority to switch carriers ("LOAs") have been obtained by Sellers but which have not yet been provisioned and (iii) all carriers, Internet service providers and other Persons utilizing the services of the Business on a resale or other basis (such Customers and other Persons are referred to herein as "Customers");

                  (b) the names "MIDCOM," "Cel-Tech" and "PacNet" and all other trademarks, trade names, service marks and service names used by Sellers in connection with servicing the Customers or otherwise in connection with the Business, which are listed in Section 1.1(b) of the Company Disclosure Letter, and all goodwill associated therewith and the right to sue for, and all remedies against, all past, present or future infringements thereof (the "Names") and, in connection therewith, the right to use the Names in connection with servicing the Customers or otherwise in connection with the Business and the right to represent to third parties that Purchaser is the successor to the Business, subject only to the limited license rights granted to Sellers pursuant to
Section 6.5;

                  (c) Sellers' Carrier Identification Codes ("CIC") and all of Sellers' right, title and interest in and to all other intangible telecommunications assets owned or used by Sellers in connection with the Business, including without limitation telecommunications numbering codes, NXX codes, location routing codes, carrier identification codes, all of Sellers' 800/888 Responsible Organization rights and interest, all telephone numbers used by or assigned to the Sellers' Customers and/or accounts and other operating codes, all of which are listed in Section 1.1(c) of the Company Disclosure Letter;

                  (d) all furnishings, furniture, fixtures, office supplies, vehicles (including all certificated motor vehicles), spare parts, tools, dies, machinery, equipment, computers, switches and other tangible personal property, all items of which having a value on Sellers' records of $100 or more are listed in Section 1.1(d) of the Company Disclosure Letter, subject to the limited use rights granted to Sellers pursuant to Section 6.6;

                  (e) all billed and unbilled accounts receivable and related deposits, security or collateral therefor and guaranties thereof, including recoverable Customer deposits (collectively, the "Trade Receivables");

                  (f) all of Sellers'  rights to and ownership of the following:
fiber optic transmissions network and any and all other network facilities; all related access lines including without limitation any and all private and other lines, owned or leased, which access local exchange carriers; all software necessary to operate such networks (including software associated with voice and data switches, private branch exchange equipment, digital access and cross-connect systems, remote switching modules and other equipment); pole attachment, conduit occupancy, right of way, or other purchasing agreements; building entrances and roof rights agreements and intra-building riser and lateral cable and conduit agreements; and access to any and all other pathways;

                  (g) all leasehold interests in the real property used in the Business including without limitation those interests identified in Section 1.1(g) of the Company Disclosure Letter, including all buildings and switches (including related premises leases) located thereon, any fixtures attached thereto and any and all rights appurtenant thereto;

                  (h) to the extent assignable, the Intellectual Property related to the Assets (including without limitation the Names) and all of the goodwill of the Business appurtenant thereto, the rights to sue for, and remedies against, past, present and future infringements thereof, and the rights of priority and protection of interests therein under applicable laws;

                  (i) all copies of marketing brochures and materials and other printed or written materials in any form or medium relating to the Sellers' ownership or operation of the Business that Sellers are not required by law to retain and duplicates of any such materials that the Sellers are required by law to retain;

                  (j) other than the Excluded Assets specified in Section 1.2(f), all rights and claims under all warranties, representations and guarantees made by suppliers, vendors, manufacturers, and contractors in connection with the operation of the Business;

                  (k) all Company Permits held by the Sellers (or, to the extent any such Company Permits are not freely transferable by the permittee, all right, title and interest of Sellers in such Company Permits to the full extent such right, title and interest may be transferred), all of which are listed in
Section 1.1(k) of the Company Disclosure Letter;

                  (l) other than Contracts that the Purchaser elects not to take an assignment of pursuant to the provisions of Section 7.2, all rights and incidents of interest as of the Closing in and to all leases, agreements (including the Joint Venture Agreement) and other Contracts (including the Sellers' distributor agreements with their agents, resellers, independent distributors) and contractual rights and obligations of Sellers, including without limitation those listed in Section 1.1(l) of the Company Disclosure Letter (collectively, the "Assumed Contracts");

                  (m) all of Sellers' right, title and interest in and to Dal Telecom International ("Dal Telecom") and all of Sellers' right, title and interest under the Joint Venture Agreement and in and to the joint venture formed pursuant to the Joint Venture Agreement;

                  (n) other than to the extent relating exclusively to the Excluded Assets specified in Section 1.2(g) or the Excluded Liabilities, all books and records of the Business (in whatever medium such books and records are preserved), including, without limitation, those relating to the Assets, Assumed Contracts and Transferred Employees, and all plans, surveys, maps, drawings, designs, data processing records, employment and personnel records, laboratory and testing files and records, Customer lists, files, and records, advertising and marketing data and records, credit records, records relating to suppliers, work papers relating to preparation of the Company Financial Statements and the Company's financial statements for the fiscal years ended December 31, 1995 and 1996 included in the Company's Annual Reports on Form 10-K for such years and other data (provided that Purchaser shall permit Sellers to make and retain copies of any such books and records on or prior to the Closing as may be required by applicable law);

                  (o) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items of the Sellers except those that may be applied exclusively against Excluded Liabilities (and, in each case, guaranties and other security from third parties relating thereto), all of which are listed in Section

1.1(o) of the Company Disclosure Letter;

                  (p) other than those relating exclusively to the Excluded Assets specified in Section 1.2(f) and the Excluded Liabilities, any claims or causes of action relating to the Assets or the Business and any counterclaims, set-offs or defenses the Sellers may have with respect to the Assumed Liabilities;

                  (q)      all goodwill relating to the Assets and the Business;

                  (r) all computer software programs and databases (including source codes) owned or developed internally by the Sellers and the right to use all computer software programs and databases licensed (subject to applicable restrictions) or leased, including without limitation Customer billing software and switch operation software, all of which programs and databases are listed in
Section 1.1(r) of the Company Disclosure Letter;

                  (s) all insurance claims or insurance refunds in respect of the Assets or the operations of the Business on account of losses arising prior to the Closing Date (other than claims and refunds in respect of the policies described in Section 1.2(d) below);

                  (t) all right, title and interest of Sellers in and to the telephone numbers used by Sellers in the conduct of the Business, all of which are listed in Section 1.1(t) of the Company Disclosure Letter, subject to the limited use rights granted to Sellers pursuant to Section 6.6;

                  (u) all right, title and interest of Sellers in agreements relating to the purchase or provision of frame relay services and/or facilities, including without limitation purchasing, sales, co-location, interconnection, traffic sharing and mutual compensation agreements, and including all Customer accounts and all rights related to Sellers' membership in the Unispan consortium, all of which are listed in Section 1.1(u) of the Company Disclosure Letter; and

                  (v) all right, title and interest of Sellers in any domestic or international cable, satellite or other telecommunications systems, including indefeasible rights of use or agreements to obtain minutes of use or other measures of capacity, all of which are listed in Section 1.1(v) of the Company Disclosure Letter.

         Section 1.2 Excluded Assets. The following assets, properties and rights (the "Excluded Assets") are not included in the Assets:

                  (a)      all cash and cash equivalents of the Sellers;

                  (b)      the minute books and stock records of the Sellers;

                  (c) all  Contracts  of the  Sellers  other  than  the  Assumed
Contracts, including any Contracts with respect to which Purchaser does not assume all liabilities that arise after the Closing Date in accordance with the 365 Order;

                  (d) any Tax refunds relating to periods exclusively prior to the Closing Date or entirely to the Excluded Assets and insurance claims and refunds in respect of claims exclusively attributable to the Excluded Assets or the Excluded Liabilities (or operations exclusively in respect of Excluded Assets), whether the claims relate to director or officer insurance policies or similar coverage and losses arising prior to or after the Closing Date;

                  (e) the causes of action, judgments and claims (including those against Sprint Corporation and Discom Corporation) identified in Section 1.2(e) of the Company Disclosure Letter, including any causes of action that the Sellers have under the Bankruptcy Code and any recoveries thereon;

                  (f) any claims or causes of action relating exclusively to the Excluded Assets and any counterclaims, set-offs or defenses the Sellers may have exclusively with respect to the Excluded Liabilities;

                  (g) all books and records of the Business relating exclusively to the Excluded Assets and the Excluded Liabilities (provided that Sellers shall deliver to Purchaser at or prior to Closing a photocopy, or, with respect to books and records not preserved in writing, a copy of the medium in which preserved, of such books and records);

                  (h) Sellers' rights under Sellers' directors and officers insurance policies;

                  (i) Sellers' rights to net operating loss carry forwards and carrybacks relating to the Business for all taxable periods ending on or prior to the Closing Date;

                  (j)      all owned real property of any of the Sellers;

                  (k) the other assets identified in Section 1.2(k) of the Company Disclosure Letter, including without limitation the microwave assets of PacNet, including all antennae, towers, repeaters and other radio equipment, siting, collocation, pole attachment and like arrangements;

                  (l) audio teleconferencing equipment and any and all assets and Contracts relating to such equipment and the use thereof; and

                  (m)      the stock of Ad Val, Inc.

         Section 1.3 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume from the Sellers and thereafter pay, perform or discharge in accordance with their terms, only those executory obligations of Sellers under the Assumed Contracts that first become performable on or after the Closing Date and which did not accrue prior to the Closing Date (the "Assumed Liabilities").

         Section 1.4 Excluded Liabilities. The Sellers and the Purchaser expressly understand and agree that the Sellers shall be solely liable for all liabilities and obligations of Sellers other than the Assumed Liabilities (collectively, the "Excluded Liabilities").

         Section 1.5       Purchase Price.

                  (a) In consideration for the Assets, WinStar shall pay or shall cause the Purchaser to pay a purchase price of Ninety-Two Million Dollars ($92,000,000) (the "Purchase Price"), as follows:

                  (i) No later than one Business Day following the day on which the Overbid Procedures Order is signed, WinStar or the Purchaser shall pay a deposit of $9,200,000 (the "Initial Deposit") to the Escrow
         Agent, which shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement to be executed on or prior to the making of the Initial Deposit. All interest earned on the Initial Deposit for all periods prior to the Closing Date or the termination of this Agreement, including termination pursuant to Section 9.3(a) and
         (b), shall be for the account of WinStar or the Purchaser. If this Agreement is terminated for any reason other than termination by the Company pursuant to Section 9.3(a) or (b), the Initial Deposit shall be returned to WinStar without further order of the Bankruptcy Court.

                  (ii) On the Closing Date,  WinStar or the Purchaser  shall pay
(A) to the Sellers (w) the
         amount of the Purchase Price less (x) the Initial Deposit less (y) the sum of $10,800,000 (the "Additional Deposit"), which, together with the Initial Deposit, shall be security for the in demnification obligations of the Sellers pursuant to Section 9.8, and less (z) the sum of $23,500,000 (the "Adjustment Deposit"), which shall be security for the adjustment obligations of the Sellers pursuant to Section 1.5(b), and
         (B) the balance of the Purchase Price (other than the Initial Deposit) to the Escrow Agent. Thereafter, the Escrow Agent shall hold and disburse the Initial Deposit, the Additional Deposit and the Adjustment Deposit in accordance with the Escrow Agreement.

                  (iii) Payment by WinStar or the Purchaser of the Purchase Price shall be made (A) to the Sellers, by wire transfer to the account of the Sellers designated by them in written notice given to WinStar no later than two Business Days prior to the Closing Date and (B) to the Escrow Agent, by wire transfer to the account of the Escrow Agent designated in the Escrow Agreement.

                  (b) If the average revenues per Business Day of the Business (as determined by WinStar's independent certified public accountants in accordance with GAAP, consistently applied with respect to the Business) for the second full calendar month following the month in which the Closing Date occurs (the "Second Month Average Daily Revenues") are less than 95% of the average revenues per Business Day of the Business for the month of September 1997 (the "September Average Daily Revenues"), the Purchase Price shall be reduced by, and the Sellers shall refund to the Purchaser on demand, the lesser of $23,500,000 or an amount equal to (i) the September Average Daily Revenues less the Second Month Average Daily Revenues (ii) divided by the September Average Daily Revenues and (iii) multiplied by the Purchase Price. WinStar shall cause its independent certified public accountants to calculate the amounts of the September Average Daily Revenues, the Second Month Average Daily Revenues and the reduction and refund of the Purchase Price, if any, provided for in this
Section 1.5(b) on an unaudited basis as soon as practicable after the conclusion of the second full calendar month following the month in which the Closing Date occurs. Such accountants shall submit a statement thereof to the parties for their review, which statement and the calculations reflected therein shall be conclusively accepted unless an objection is made by a party within ten days after such submission. In the event of any such objection, notice thereof shall be given by the objecting party to the other party and WinStar's independent certified public accountants and the parties and their respective accountants shall use good faith efforts to resolve the issues presented by the objection.

         Section 1.6 Allocation of Purchase Price. Promptly following the Closing Date, the Purchase Price shall be allocated among the Assets in such amounts as shall be specified in a schedule to be prepared by the Purchaser, upon consultation with the Company, which allocation, absent manifest error, shall be binding upon the Purchaser and the Sellers, each of which agrees to report the effect of the transactions contemplated hereby on all applicable Tax Returns or filings in a manner consistent with such schedule. The Sellers and the Purchaser will each file all Tax Returns, including IRS Form 8594, in a manner consistent with the Allocation Schedule and shall take no position in any Tax Return, Tax proceeding, Tax audit or otherwise which is inconsistent with the Allocation Schedule. The Sellers and the Purchaser shall not, after filing IRS Form 8594, revoke or amend IRS Form 8594 without the written consent of the other.

         Section 1.7 Application of Purchase Price. Upon receipt of the Purchase Price, the Sellers shall be obligated to (i) cure all defaults under the Assumed Contracts arising or existing prior to the Closing Date as set forth in Section
1.7 of the Company Disclosure Letter and (ii) at such time as the Sellers are obligated to do so under applicable bankruptcy law, pay all post-petition expenses of the Sellers, including its portion of the fees of the Escrow Agent under the Escrow Agreement and any taxes or other expenses relating to this Agreement which are not specifically assumed by the Purchaser hereunder.

                                   ARTICLE II

                                   THE CLOSING

         Section 2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pepper Hamilton & Scheetz LLP, 100 Renaissance Center, Suite 3600, Detroit, Michigan 48243, at 10:00 a.m. local time on the first Business Day after the conditions set forth in Article VIII shall have been satisfied or waived or at such other time, day and place as shall be fixed by agreement among the parties (the date of the Closing being herein referred to as the "Closing Date"). The effective time of the Closing shall be deemed to be 12:01 a.m. local time on the Closing Date.

         Section 2.2       Deliveries at Closing.

                  (a) At the Closing, each of the Sellers shall deliver to the Purchaser:

                           (i) a duly executed bill of sale and such other duly executed instruments of conveyance, transfer and assignment as may be required to transfer to the Purchaser all of the Sellers' right, title and interest in and to the Assets, including but not limited to (A) applicable assignments of each lease as to real property leasehold interests held by Sellers, each in a form and substance reasonably acceptable to the Purchaser, (B) applicable assignments of the Names and the other

         Intellectual Property and (C) applicable assignments of the Assumed Contracts and Sellers' interest under the Joint Venture Agreement, which assignments shall include any consents of third parties required to assign such Assumed Contracts to the Purchaser, each in a form and substance reasonably acceptable to the Purchaser;

                           (ii) a Certificate of such Seller certifying as to the continued accuracy of the representations and warranties of the Sellers and compliance with the covenants and conditions precedent to the Closing which are incumbent upon the Sellers;

                           (iii) a Certificate of the Corporate Secretary of each Seller certifying copies of its Board of Directors consents and/or meeting minutes evidencing authorization of the transactions contemplated herein;

                           (iv) an Incumbency Certificate certifying as to the authority of such Seller's signatories to sign on behalf of Seller;

                           (v) a Company Disclosure Letter that is updated as of the Closing Date, which updated schedule shall reflect the Purchaser's determination pursuant to Section 7.2 as to which Contracts will be Assumed Contracts that the Purchaser will acquire hereunder; and

                           (vi) the 363 Order and the 365 Order.

                  (b) At the Closing, WinStar shall cause the Purchaser to deliver to the Sellers or as provided hereunder, to the Escrow Agent on their behalf:

                           (i) such duly executed instruments as may be required to effectuate the assumption by the Purchaser of the Assumed Liabilities, including liabilities under the Assumed Contracts, and such other duly executed documents and certificates as may be required to be delivered by the Purchaser pursuant to the terms of this Agreement;

                           (ii) the payments required pursuant to Section 1.5(a)(ii);

                           (iii) a Certificate of the Corporate Secretary of the Purchaser certifying copies of the Board of Directors' consents and/or meeting minutes evidencing authorization of the transactions contemplated herein;

                           (iv) an Incumbency Certificate certifying as to the authority of the Purchaser's signatories to sign on behalf of the Purchaser; and

                           (v) a Purchaser Disclosure Letter that is updated as of the Closing Date.

                  (c) At Closing, the obligations for payment of all real estate
Taxes and assessments with respect to the real property for the taxable period beginning before and ending after the Closing Date shall be apportioned between the Sellers and the Purchaser as of the Closing Date in accordance with Section 164(d) of the Code. All personal property, motor vehicle (including road use) and ad valorem Taxes levied or imposed upon the Assets by any governmental authority for the taxable period beginning before and ending after the Closing Date shall be apportioned or prorated on a per diem basis between Sellers and Purchaser as of 11:59 p.m., E.S.T., on the day before the Closing Date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of Taxes assessed for the prior taxable period. Except as set forth below, no proration shall be made for utility charges including, without limitation, water, wastewater, telephone, gas and electricity. Sellers shall terminate Sellers' accounts relating to the Business and the Assets being acquired by Purchaser hereunder (but not the service itself) with the providers of all such services as of the Closing Date. Sellers shall not be required to terminate any accounts relating to the Excluded Assets. Prior to the Closing Date, the Purchaser shall make application to the service providers for the continuation of such services in the name of the Purchaser. It is anticipated that, in connection with all such utility services, the meters will be read on or about the Closing Date, and Sellers shall be responsible for paying the bills for such services on or prior to the Closing Date and the Purchaser shall be responsible for the payment of all such bills occurring after the Closing Date. If any such accounts are not paid in full and terminated, they shall be prorated as of the Closing Date with the Sellers being charged and credited for all of the same up to such date and for all prior months during the Sellers' ownership and the Purchaser being charged and credited for all of the same on or after such date. If all amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the prior month's bill. Except for those instances in which the Sellers have not paid a utility account in full and terminated such account, in which case any deposit held by the applicable utility service provider shall be first applied to any outstanding amounts due and owing and any balance remaining shall then be returned to the Sellers, the Sellers shall keep and retain all rights to any deposits held by any utility service providers in connection with the real property. The provisions of this subsection shall survive the Closing.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Except as otherwise disclosed to the Purchaser and WinStar in a schedule attached hereto and made a part hereof (which schedule contains appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "Company Disclosure
Letter"), the Sellers jointly and severally represent and warrant to the Purchaser and WinStar as follows:

         Section 3.1 Organization. Each of the Sellers is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Sellers is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Each of the Sellers has heretofore delivered to the Purchaser complete and correct copies of its articles or certificate of incorporation and by-laws as amended and as in effect on the date hereof. None of the Sellers has any interest in any subsidiary or other entity which owns or has any interest in any of the Assets or any other property or assets necessary for the conduct of the Business.

         Section 3.2 Authority Relative to this Agreement. Each of the Sellers has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby have been duly authorized by all requisite corporate actions. The transactions contemplated by this Agreement will not require the approval of the shareholders of the Sellers under the state corporation law of the Sellers' respective jurisdictions of incorporations or otherwise. Subject to the entry by the Bankruptcy Court of the 363 Order and the 365 Order in the Chapter 11 Cases, this Agreement has been duly and validly executed and delivered by each of the Sellers and (assuming this Agreement constitutes a valid and binding obligation of the Purchaser and WinStar) constitutes a valid and binding agreement of each of the Sellers, enforceable against each of the Sellers in accordance with its terms subject to general equitable principles.

         Section 3.3 Consents and Approvals. No consent, approval, or authorization of, or declaration, filing or registration with, any United States or foreign federal, state, county, municipal or other governmental or regulatory authority or other Person is required to be made or obtained by any Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (a) for consents, approvals, or authorizations of, or declarations or filings with, the Bankruptcy Court, (b) for the filing of a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or earlier termination of the applicable waiting period thereunder,
(c) for consents, approvals, authorizations, declarations or filings identified in Section 3.3 of the Company Disclosure Letter, including with respect to the transfer of any Company Permits to the Purchaser, and (d) for consents, approvals, authorizations, declarations, filings or registrations, which, if not obtained, would not, individually or in the aggregate, have a Company Material Adverse Effect. The items described in clauses (a) through (c) of this Section
3.3 are hereinafter referred to as the "Governmental Re quirements."

         Section 3.4 No Violations. Assuming that the consents, approvals, authorizations, declarations and filings referred to in Section 3.3 have been made or obtained and shall remain in full force and effect, neither the execution, delivery or performance of this Agreement by any of the Sellers, nor the consummation by any of the Sellers of the transactions contemplated hereby, nor compliance by any of the Sellers with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate or articles of incorporation, as the case may be, or bylaws of any of the Sellers,
(b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, Contract (including any Assumed Contracts) or other instrument or obligation to which a Seller is a party or by which a Seller's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to a Seller or a Seller's properties or assets, (d) result in the creation or imposition of any Encumbrance on any property or asset of a Seller, or (e) cause the suspension or revocation of any Company Permit necessary for any Seller to conduct its business as currently conducted, except in the case of clauses (b), (c), (d) and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that (i) would not individually or in the aggregate have a Company Material Adverse Effect, (ii) are excused by or unenforceable as a result of the Sellers' filing of the Petitions, or (iii) are set forth in
Section 3.4 of the Company Disclosure Letter.

         Section 3.5       Company Financial Statements.  Except as set forth in
Section 3.5 of the Company Disclosure Letter, the unaudited consolidated interim financial statements for the Company (the "Company

Financial Statements") (including any related notes and schedules) included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Sellers as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject only to recurring normal year-end adjustments which are not expected to be material in amount).

         Section 3.6 Absence of Certain Changes; Events Subsequent to Filing of Petitions. Except as set forth in Section 3.6 of the Company Disclosure Letter or in the Company SEC Reports, since September 30, 1997, there has been no event or condition that has had (or is reasonably likely to result in) a Company Material Adverse Effect other than the filing of the Chapter 11 Cases and the Sellers have in all material respects conducted their businesses in the ordinary course of business consistent with past practice and have not taken any action since such date that, if taken after the date hereof, would violate Section 5.1 hereof. Since the Petition Date, (i) the Sellers have conducted their respective businesses and affairs in accordance with the requirements of the Bankruptcy Code and (ii) all acts or omissions of the Sellers outside the ordinary course of business have been described in Section 3.6 of the Company Disclosure Letter.

         Section 3.7 Litigation. Except as disclosed in the notes to the Company Financial Statements or as set forth in Section 3.7 of the Company Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of the Company, threatened against or affecting the Sellers, the outcome of which, in the reasonable judgment of the Company, is likely individually or in the aggregate to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Sellers having, or that insofar as can reasonably be foreseen in the future may have, a Company Material Adverse Effect. None of the matters disclosed in the notes to the Company Financial Statements or set forth in Section 3.7 of the Company Disclosure Letter is a claim for personal injuries.

         Section 3.8 Absence of Undisclosed Liabilities. Except for (i) liabilities or obligations accrued or reserved against in the Company Financial Statements (or reflected in the notes thereto) and (ii) liabilities or obligations disclosed in Section 3.8 of the Company Disclosure Letter, the Sellers do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise, asserted or unasserted, known or unknown) which singly or in the aggregate constitute or are reasonably likely to result in a Company Material Adverse

Effect.

         Section 3.9 No Default. Except as set forth in Section 3.9 of the Company Disclosure Letter, no Seller is in violation or breach of, or default under (and no event has occurred that with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its articles or certificate of incorporation, as the case may be, or bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, Contract (including any Assumed Contracts) or other instrument or obligation to which a Seller is a party or by which a Seller's properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to a Seller or a Seller's properties or assets, or (d) any Company Permit necessary for a Seller to conduct its business as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations that (i) would not individually or in the aggregate have a Company Material Adverse Effect or (ii) are excused by or unenforceable as a result of the Sellers' filing of the Petitions.

         Section 3.10 No Violation of Law. Except as disclosed in Section 3.10 of the Company Disclosure Letter or the Company Financial Statements, no Seller is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations, which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.10 of the Company Disclosure Letter or the Company Financial Statements, as of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending or, to the best knowledge of the Company, threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect, and the Sellers have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents, and approvals necessary to conduct their businesses as presently conducted, including without limitation all interexchange carrier ("IXC"), competitive access provider, and local exchange carrier ("LEC") or competitive local exchange carrier ("CLEC") approvals required in connection with the Business (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect. The Sellers are not in violation of the terms of any Company Permit, except for delays in filing reports or violations, which, in either case, individually or in the aggregate, would not have a Company Material Adverse Effect.

         Section 3.11 Taxes. Except as set forth in Section 3.11 of the Company Disclosure Letter:

                  (a) the Sellers have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and all such Tax Returns are complete and accurate in all material respects and (ii) duly paid in full (or made provision for payment in full in accordance with GAAP or there has been paid or provision has been made on their behalf) all Taxes owed by any of the Sellers (whether or not shown on any Tax Return), except in each of clause (i) and (ii) where the failure to file Tax Returns or pay Taxes would not have a Company Material Adverse Effect; and

                  (b) the Tax Returns that have been filed have been accurately prepared and have been duly and timely filed. None of Sellers' federal income tax returns has been audited by the Internal Revenue Service for any fiscal year. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return, or payment of any Tax, governmental charge or assessment or deficiency, by Sellers; and there are no actions, suits, proceedings, investigations or claims now threatened or pending against any Seller in respect of Taxes, governmental charges or assessments, or any matter under discussion with any governmental authority relating to Taxes, governmental charges or assessments asserted by any such authority.

         Section 3.12      Title and Condition to Property.

                  (a) Except as set forth in Section 3.12(a) of the Company Disclosure Letter and except for matters that would not, individually or in the aggregate, reasonably be expected to constitute or give rise to a Company Material Adverse Effect:

                           (i) the Sellers have good and valid title to the Assets free and clear of all Encumbrances and all such Assets will be conveyed to the Purchaser on the Closing Date in good working condition and free and clear of any and all mortgages, pledges, liens, charges, encumbrances, defects, judgments, abstracts, security interests, claims, options and restrictions of all kinds (collectively, "Encumbrances");

                           (ii) all real estate or equipment or other tangible personal property constituting any part of the Assets that is used or held by the Sellers pursuant to any lease or other contractual
         arrangement   other  than  by  ownership  is   designated   in  Section
         3.12(a)(ii) of the Company Disclosure Letter, and no Seller has incurred any liability which could result in a mechanic's or other similar lien being filed against any such real estate, equipment or other property;

                           (iii) Sellers have valid leasehold interests in, or have other valid contractual rights to use, all of the Assets being acquired by Purchaser hereunder of the type described in Section 3.12(a)(ii);

                           (iv) Sellers are in peaceful and undisturbed possession of the space or estate under the leases or other agreements under which they are tenants or entitled to use the properties of a type described in Section 3.12(a)(ii);

                           (v) As to all properties being acquired by Purchaser hereunder of the type described in Section 3.12(a)(ii) above, either
         (A) Sellers are in no respect in default or delinquent in performing their obligations under such leases or other agreements, or (B) any such default or delinquency will be fully cured, or otherwise may not be asserted against Purchaser or the Assets, as a result of the entry by the Bankruptcy Court of the 363 Order and the 365 Order, such that Sellers' rights in and under all such leases or other agreements shall vest in Purchaser upon the Closing without reversion or diminution; and

                           (vi) Sellers have good and valid rights of ingress and egress to and from all the real property owned or leased by them and constituting part of the Assets being sold from and to the public street systems for all usual street, road, and utility purposes.

                  (b) The Assets include, without limitation, all real property interests and related rights and interests and all personal property and other assets and rights of any kind, both tangible and intangible, that are, either individually or in the aggregate, material to the conduct of the Business as it was conducted by the Sellers for the sixty (60) day period prior to the Petition Date. The Assets, both tangible and intangible, whether owned or leased, are in normal operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are presently being used, and such Assets conform to all applicable laws, ordinances and regulations.

         Section 3.13      Certain Regulatory Matters.

                  (a) Except as disclosed in Section 3.13(a) of the Company Disclosure Letter, and except for billing disputes with Customers arising in the ordinary course of business that involve in the aggregate an amount less than $100,000, there are no proceedings or, to the Sellers' knowledge, investigations pending or threatened before any domestic or foreign court or any administrative, governmental or regulatory body (including without limitation those in which any of the following matters is being considered) which could reasonably be expected to have a Company Material Adverse Effect, nor has any Seller received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party indicating that any of such matters should be considered or may become the subject of consideration or investigation which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect: (i) reduction of rates charged to Customers; (ii) refunds of amounts previously charged to Customers; (iii) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body; or (iv) unauthorized switching of Customers (a/k/a "slamming") or inappropriate billing of Customers.

                  (b) Except as disclosed in Section 3.13(b) of the Company Disclosure Letter, no Seller has any outstanding commitments (and no such obligations have been imposed upon any Seller and remain outstanding) regarding:
(i) reduction of rates charged to Customers; (ii) refunds of amounts previously charged to Customers; or (iii) expenses, infrastructure expenditures, service quality or other regulatory requirements to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization, in each case which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect.

                  (c) No Seller has transferred, sold any interest in, or otherwise diluted its control over any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such licenses, certificates, approvals and other authorizations, subject to regulatory approval, would not violate the terms of any Contract to which any Seller is a party or by which such Seller is bound, or impinge the rights of any third party, except as disclosed in Section 3.13(c) of the Company Disclosure Letter.

         Section 3.14 Brokers. Except as set forth in Section 3.14 of the Company Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any of the Sellers in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

         Section 3.15 Contracts. Section 3.15 of the Company Disclosure Letter contains a complete and accurate list of all Contracts related to the Business or by which any of the Assets is subject or bound including without limitation those meeting any of the descriptions set forth below:

                  (a) any lease for switches or any other machinery, equipment or other personal property involving payment of aggregate rentals in excess of five thousand dollars ($5,000);

                  (b) any Contract for the purchase of any materials or supplies or services in excess of five thousand dollars ($5,000) except those incurred in the ordinary course of business and having a term of one year or less;

                  (c) any Contract for the purchase of equipment or any construction or other similar agreement involving any expenditure in excess of five thousand dollars ($5,000);

                  (d) any purchase order, agreement or commitment obligating the Sellers to sell or deliver any products or services (i) at a price which does not cover the cost (including labor, materials and production overhead) plus the customary profit margin associated with such product or service; or (ii) for more than five thousand dollars ($5,000) to any one Customer or related group of Customers;

                  (e) any instrument evidencing or related to indebtedness, obligation or liability for borrowed money (irrespective of amount), or any liability for the deferred purchase price of property (excluding normal trade payables arising out of the ordinary course of business), or any instrument guaranteeing any indebtedness, obligation or liability, or any obligation to incur any indebtedness, obligation or liability, none of which shall be included among the Assumed Contracts;

                  (f) any joint venture, partnership or other cooperative arrangement or any other agreement involving a sharing of profits with any other Person;

                  (g) any sales agency, brokerage, license, royalty, distribution or similar contract, as well as a listing of all agreements or relationships with any distributor, designer, consultant, agent or other representative anywhere, who is entitled to fees, commissions, royalties or any other payments, for the right to manufacture, design, sell or distribute any products currently manufactured, designed, sold or distributed by the Sellers;

                  (h) any deed, lease, agreement or other instrument pursuant to which the Sellers derive their right, title and interest in or to any material portions of their real properties or to any material rights of way or other means of access to their real properties;

                  (i) any employment, consulting or similar Contract; any sales or commission agent Contract; any Employee Benefit Plans; and any other written plan, Contract or policy for officers, directors, consultants or employees with respect to salaries, insurance, bonuses, incentive compensation, pensions, deferred compensation, hospitalization, retirement payments, profit sharing, paid vacations or other benefits;

                  (j)      any Contract with any labor union;

                  (k) any Contract which requires the consent of any Person not a party hereto for the consummation of the transactions contemplated by this Agreement;

                  (l) any Contract upon which the Business of the Sellers is materially dependent including without limitation licenses or leases for the use of software programs and databases used for Customer billing or switch operations;

                  (m) any Contract pursuant to which Sellers have access to the telephone or other communications network (whether voice, data or video) of another Person and any contracts for the resale of any network capacity of Sellers; and

                  (n) any other Contract related to the Business (other than Contracts excluded by an express exception from the descriptions set forth above) which (i) provides for payment or performance by either party thereto having an aggregate value of five thousand dollars ($5,000) or more or (ii) otherwise is or could reasonably be expected to be material to the Business.

True and complete copies of each such written Contract (or written summaries of the terms of any such oral Contract) have been or will be made available to the Purchaser (i) with respect to all Contracts deemed material to the Business by the Company, on or prior to 5:00 P.M., New York time, Friday, December 12, 1997, and (ii) with respect to all other Contracts, on or prior to 5:00 P.M., New York time, Monday, December 15, 1997. Except as set forth in Section 3.15 of the Company Disclosure Letter, all of the Contracts are in full force and effect, no defaults on the part of any Seller or, to the knowledge of the Sellers, any other party thereto exist under any of the Contracts and the Sellers have not received notice, nor do they otherwise have knowledge, that any party to any such Contract intends to cancel, terminate, or refuse to renew such Contract or to exercise or decline to exercise any option or right thereunder. Sellers do not have any reason to expect that any material change will occur (whether as a result of the sale of the Assets to the Purchaser or otherwise) in the goodwill or relationships of the Sellers with their Customers or suppliers, or in the level of their Customer accounts, that would have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.16      Intellectual Property and Other Intangible Property.

                  (a) Section 3.16 of the Company Disclosure Letter sets forth a complete and correct list of all of Sellers' material Intellectual Property used in the Business. Sellers own or have the right to use, pursuant to license, sublicense, Contract or permission, all of the Intellectual Property and other intangible assets materially necessary for the operation of the Business as it is currently being conducted. Sellers have provided the Purchaser with access to copies of any of the Intellectual Property as requested by the Purchaser.
Section 3.16(a) of the Company Disclosure Letter separately identifies each item of Intellectual Property that any third party owns and that Sellers use pursuant to license, sublicense, Contract or permission and describes such relationship and lists such third party. Sellers have supplied the Purchaser with correct and complete copies of all such licenses, sublicenses, Contracts and permissions (as amended to date), and all of the Intellectual Property will be assigned to the Purchaser at Closing.

                  (b) Except as set forth in Section 3.16(b) of the Company Disclosure Letter, (i) no proceedings have been instituted, nor to the knowledge of Sellers are any pending or threatened, which challenge any rights in respect of the Intellectual Property or any other intangible property of Sellers or the validity thereof; (ii) Sellers' use of any such rights and the operation of the Business as it is currently conducted does not infringe upon the Intellectual Property or other proprietary rights of any Person, nor to the knowledge of Sellers do any facts exist which indicate a likelihood of any infringement or misappropriation by, or conflict with, any Person with respect to such rights;
(iii) Sellers have not infringed upon, misappropriated or otherwise conflicted with any proprietary rights of any Persons, nor are Sellers aware of any such infringement, misappropriation or conflict which will occur as a result of the transactions contemplated herein; and (iv) each item of Intellectual Property and any other intangible property owned or used by Sellers immediately prior to the Closing hereunder will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder.

         Section 3.17      Employee Plans; Labor Matters. Except as set forth in
Section 3.17 of the Company Disclosure Letter:

                  (a) The Sellers do not maintain any "employee benefit plans" and "employee welfare plans," as defined in Sections 3(1) and 3(3) of ERISA and have not maintained, contributed to, been required to contribute to, or been a party to or a participating employer in, any "employee pension benefit plan," as defined in
Section 3(2) of ERISA, including any multiemployer employee pension benefit plan (the "Employee Benefit Plans"). The Sellers are not parties to any collective bargaining or other labor agreements.

                  (b) The Employee Benefit Plans (i) are qualified to the extent required by law under Section 401 of the Internal Revenue Code of 1986, as amended and to the best knowledge of Sellers there exists no fact which would adversely affect the qualified status of any such Employee Benefit Plan; (ii) have been operated and administered in all material respects in accordance with ERISA, the Internal Revenue Code and all other applicable law; (iii) have not engaged in any transactions (as such term is defined for purposes of ERISA and the Internal Revenue Code); (iv) have not, since the last annual report filed, been amended so as to materially increase benefits thereunder or experienced a material increase (more than 20%) in the number of participants covered thereunder; and (v) if terminated on the date hereof, would not give rise to liability under Title IV of ERISA.

                  (c) Each Seller, at all times, has complied with all applicable provisions of the Employee Benefit Plans and is not in default thereunder. Full payment has been made of all amounts which any Seller is required to pay under the terms of each of the Employee Benefit Plans as a contribution or premium to or in respect of such plans as of the last day of the most recent fiscal year of each of the Employee Benefit Plans ended prior to the date of this Agreement, any such contribution has been accrued as a liability on the books of the Sellers and none of the Employee Benefit Plans nor any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived with respect to the most recent fiscal year of each of the Employee Benefit Plans ended prior to the date of this Agreement.

                  (d) There are no pending, anticipated or, to Sellers' knowledge, threatened claims against or otherwise involving any of the Employee Benefit Plans, or any fiduciary thereof, by or on behalf of such plans, any employee or beneficiary covered under the plans or otherwise involving the plans (other than routine claims for benefits). There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any plan or any fiduciary thereof.

                  (e) None of the Sellers has ever experienced a strike or other similar collective labor dispute. The Sellers' relations with their employees are satisfactory.

         Section 3.18 Environmental Matters; Health and Safety and Other Laws. The Sellers are, and on the Closing Date will be, in material compliance with all federal, state and local laws, regulations, permits, orders and decrees, including those relating to protection of the environment and employee health and safety ("Applicable Requirements"). The Sellers have not received any written notice to the effect that their operations are not in compliance with any of the Applicable Requirements or the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or other substance (including petroleum products) into the environment and no Seller knows of any facts which could constitute the basis for any thereof.

         Section 3.19 Records. The books and records, correspondence, employment records and files of or relating to the Business and the Assets (including those items to be conveyed to the Purchaser pursuant to Section 1.1(n)) are, and on the Closing Date will be, complete and correct in all material respects, and there have been, and will be, no material transactions which are required to be set forth therein which have not been so set forth.

         Section 3.20 Disclosure. The representations and warranties of Sellers contained in this Agreement, the Company Disclosure Letter, each exhibit, each schedule and certificate or other written statement delivered pursuant to this Agreement or in connection with the transactions contemplated herein are accurate, correct and complete in all material respects, do not contain any untrue statement of a material fact or, in light of the circumstances in which made, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading. As of the date on which the Due Diligence Period expires and as of the Closing Date, any material information necessary to enable Purchaser to make an informed investment decision as to whether to purchase the Assets and Assumed Contracts and assume the Assumed Liabilities and any fact known to the Sellers that could have a Company Material Adverse Effect will have been set forth in the Company Financial Statements or in this Agreement, including the Company Disclosure Letter. Any furnishing of information to the Purchaser or WinStar by the Sellers pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, Contract, book or record of the Sellers to which the Purchaser or WinStar shall have access or any information obtained by, or made available to, the Purchaser or WinStar as a result of any investigation made by or on behalf of the Purchaser or WinStar prior to or after the date of this Agreement shall not affect the Purchaser's and WinStar's right to rely on any representation, warranty, covenant or agreement made or deemed made by the Sellers in this Agreement and shall not be deemed a waiver thereof.

         Section 3.21 SEC Filings. Except as set forth in Section 3.21 of the Company Disclosure Letter, the Company has filed all forms, reports and documents required to be filed with the SEC since December 31, 1994 and has made available to WinStar (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and 1996, (ii) its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1995, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above filed by the Company with the SEC since December 31, 1994, and (v) all amendments, supplements, exhibits  and  documents  incorporated  by  reference  to all such  reports  and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). Except as disclosed in Section 3.21 of the Company Disclosure Letter, the Company's SEC Reports (i) were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Exchange Act and the Securities Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the financial statements included in the Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and 1996 were prepared in accordance with generally accepted accounting principles consistently applied and were audited in accordance with generally accepted auditing standards. The Company has filed with the SEC as exhibits to the Company SEC Reports all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are correct and complete copies of such agreements, contracts and other documents or instruments. None of the Seller Subsidiaries is required to file any forms, reports or other documents with the SEC.

         Section 3.22 Motion to Extend Time. Sellers have filed a motion with the Bankruptcy Court seeking to extend Seller's time to assume or reject leases of non-residential real property through and including the date of confirmation of Sellers' plan or plans of reorganization.

         Section 3.23 LOAs. The Sellers have in their possession or that of their agents or other representatives executed originals of all LOAs, MLOAs and TLAs executed by Customers and others on or after January 1, 1997, which shall be delivered to the Purchaser at the Closing.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND WINSTAR

         Except as otherwise disclosed to the Sellers in a schedule annexed hereto (which schedule contains appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "Purchaser Disclosure Letter"), the Purchaser and WinStar, jointly and severally, represent and warrant to the Sellers as follows:

         Section 4.1 Organization. The Purchaser and WinStar each is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted.

         Section 4.2 Authority Relative to this Agreement. The Purchaser and WinStar each has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the Purchaser and WinStar and the consummation by the Purchaser and WinStar of the transactions contemplated hereby have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by the Purchaser and WinStar and (assuming this Agreement constitutes a valid and binding obligation of the Sellers) constitutes a valid and binding agreement of each of the Purchaser and WinStar, enforceable against each of the Purchaser and WinStar in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles. The Purchaser and WinStar have delivered to the Sellers true, accurate, and complete copies of their articles or certificate of incorporation, as the case may be, and by-laws, as in effect on the date hereof, including all amendments thereto.

         Section 4.3 Consents and Approvals. No consent, approval, or authorization of, or declaration, filing or registration with, any United States or foreign federal, state, county, municipal or other governmental or regulatory authority or other Person is required to be made or obtained by the Purchaser or WinStar in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except for consents, approvals, authorizations, declarations, or filings, or registrations, which, if not obtained, would not, individually or in the aggregate, materially impair the ability of the Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby

(a "Purchaser Material Adverse Effect").

         Section 4.4 No Violations. Assuming that the consents, approvals, authorizations, declarations, and filings referred to in Section 4.3 have been made or obtained and shall remain in full force and effect, neither the execution, delivery or performance of this Agreement by the Purchaser and WinStar, nor the consummation by the Purchaser and WinStar of the transactions contemplated hereby, nor compliance by the Purchaser and WinStar with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the articles or certificate of incorporation, as the case may be, or bylaws of the Purchaser or WinStar, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which the Purchaser or WinStar is a party or by which the Purchaser or WinStar or the Purchaser's or WinStar's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Purchaser or WinStar or the Purchaser's or WinStar's properties or assets, (d) result in the creation or imposition of any Encumbrance on any asset of the Purchaser or WinStar, or (e) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for the Purchaser or WinStar to conduct its business as currently conducted, except in the case of clauses (b), (c), (d), and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions, or revocations that would not individually or in the aggregate have a Purchaser Material Adverse Effect or except as set forth in Section 4.4 of the Purchaser Disclosure Letter.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1     Conduct of Business by the Sellers Pending the Closing.

                  (a) Subject to any obligations or fiduciary duties of any Seller as a debtor or debtor-in possession under the Bankruptcy Code, or to any order of the Bankruptcy Court not sought by the Sellers, the Sellers shall, from the date hereof until the Closing Date, conduct their businesses in the ordinary course of business consistent with past practice, including, without limitation, meeting their obligations as they become due and fulfilling their commitments to Customers. The Sellers shall also preserve intact their respective business organizations and the level of their Customers accounts, keep available the services of those of their officers, employees and consultants who are integral to the operation of their businesses as presently conducted and preserve their present relationships with significant Customers, significant suppliers and with other persons with whom they have significant business relations. In connection therewith, and without limiting the applicability of any other provisions hereof, the Sellers shall use their best efforts to (i) continue to operate the Sellers' call centers used in the conduct of the Business, (ii) maintain a level of Customer service for their Customers and a call completion percentage consistent with industry standards, and (iii) preserve intact and continue to conduct marketing and sales activities and operations consistent with the level of those activities and operations as conducted immediately prior to the Petition Date. Except to the extent necessary to comply with the requirements of applicable laws and regulations, no Seller shall (i) take, or agree or commit to take, any action that would make any representation or warranty of the Sellers hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect on the Closing Date, or (iii) take, or agree or commit to take, or omit or agree to omit, any action that would result in, or is reasonably likely to result in, any of the conditions set forth in Article VIII not being satisfied.

                  (b) After the  expiration  of the Due  Diligence  Period,  (i)
without the consent of WinStar, which shall not be unreasonably withheld, the Sellers shall not make any public announcement of the transactions contemplated by this Agreement to its Customers or otherwise, except after the expiration of the Due Diligence Period as provided in Sections 5.2 and 5.6; (ii) all activities  of the Sellers  (other  than  routine  communications  which are not reasonably expected to adversely affect the Business and which do not discuss the transactions contemplated by this Agreement) with their Customers, carriers and regulatory authorities shall be subject to the prior review and approval of WinStar; (iii) without the consent of WinStar, the Sellers shall not compromise or otherwise discount or write off any of their accounts receivable, except in accordance with procedures and amounts to be established from time-to-time by WinStar; and (iv) the Sellers shall provide weekly reports to WinStar summarizing their activities with Customers and describing their activities with carriers and regulatory authorities and shall submit all regulatory filings to WinStar for prior approval. If the Agreement is not terminated by WinStar pursuant to Section 9.5, WinStar and the Company each shall issue a press release in the respective forms of Exhibits A and B hereto promptly upon expiration of the Due Diligence Period.

         Section 5.2 Acquisition Proposal Procedures. The Purchaser and the Sellers acknowledge that this Agreement is the culmination of an extensive process undertaken by the Sellers to identify and negotiate a transaction with a bidder who was prepared to pay the highest and best purchase price for the assets of the Sellers while assuming or otherwise satisfying relevant liabilities in order to maximize value for the Sellers'
constituents. The parties also acknowledge that, under the Bankruptcy Code, the Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest and best price possible for the Assets, including, but not limited to, giving notice of the transactions contemplated by this Agreement to creditors and other interested parties as ordered by the Bankruptcy Court, providing information about the Business to responsible bidders subject to appropriate confidentiality agreements, entertaining higher and better offers from responsible bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Sellers shall, within one Business Day after the expiration of the Due Diligence Period, seek the entry of an order (the "Overbid Procedures Order") providing for procedures substantially similar to the following procedures:

                  (a) The Sellers shall give notice of the transactions contemplated by this Agreement and of the auction procedure described in (b) below to all Persons to whom Sellers sent notice of the fact the Sellers were seeking to sell some or all of their assets and to such other Persons and in such manner as the Bankruptcy Court shall direct. Sellers may inform potential bidders only of the name and telephone number of other potential bidders that have contacted Sellers and indicated an interest in purchasing all or some of the Assets without disclosing any other information.

                  (b) At 10:00 a.m., E.S.T., on the second Business Day before the date set for hearing on the motion for approval of this transaction (the "363 Hearing"), Sellers shall hold an auction at the Detroit offices of counsel for the Sellers. In order for a Person or group of Persons to make a bid at such auction, it or they shall provide to Sellers (i) appropriate evidence of its or their financial ability to consummate the transactions contemplated by its or their bid on or prior to the Closing Date and (ii) a certified or bank check payable to the Company, on behalf of all of the Sellers, as a deposit in the amount of 10% of its or their Overbid. The procedure at the auction shall be as follows: Sellers shall first ask all Persons other than the Purchaser to submit in writing their bids to purchase the Assets pursuant to the terms of this Agreement. Sellers, in consultation with the Committee, shall, within thirty minutes, determine whether there is an all cash bid or combination of bids (collectively, an "Overbid") for the Assets of not less than $1.4 million in excess of the sum of the Purchase Price and the amounts payable pursuant to
Section 9.7(b) hereof, after consideration of all adjustments and liabilities being assumed, which bid or bids Sellers wish to accept. If Sellers determine there is such an Overbid, Sellers shall announce the amount of such Overbid and the names of the bidder or bidders. Sellers shall then ask whether any other Person wishes to make a further bid, which must be at least $1 million more than the then announced Overbid. If a Person makes such a bid, the auction shall continue in the same manner until there is no further bid (or combination of bids) topping the previous bid (or combination of bids) by at least $1 million. At such time as there is no further bidding, the Sellers shall offer the Purchaser the right, exercisable for a period of four hours, to acquire the Assets for the amount of the highest bid, upon the terms and conditions hereof, except that the Purchaser shall receive a credit from the Sellers toward the Purchase Price in the amount of $2.9 million. The Purchaser or the highest bidder (or combination of bidders) shall be the successful purchaser(s), subject to the approval of the Bankruptcy Court at the 363 Hearing. Purchaser shall be deemed a party in interest with standing to appear and be heard in connection with any motion, hearing, or other proceeding relating to this Agreement or any overbid.

                  (c) The Bankruptcy Court's Overbid Procedures Order shall include approval of the following: (i) the Overbid Procedures contained in
Section 5.2(b); (ii) the Expense Reimbursement and Termination Fee provisions of
Section 9.7; (iii) the deposit provisions contained in Section 1.5; (iv) the termination provisions contained in Sections 7.1, 9.1, 9.2, 9.3, 9.4, 9.5 and 9.6; (v) the parties conduct, including limitations on public announcements, contained in Sections 5.1 and 5.5; and (vi) the Purchaser's right to exclude certain assets and liabilities from the sale contained in Sections 7.2 and 7.3.

         Section 5.3       [Intentionally omitted.]

         Section 5.4 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable after the expiration of the Due Diligence Period, the Sellers and the Purchaser shall (a) promptly make all filings and submissions under the HSR Act, with the Sellers, as a group, and the Purchaser each paying half of the requisite filing fee, (b) use all commercially reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which material consents, approvals, permits, or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico, the United States Virgin Islands and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) promptly after Closing unless requested by Purchaser, making all such filings and timely seeking all such consents, approvals, permits, or authorizations, including without limitation all applicable state regulatory approvals, if any, required to be obtained for the transfer from Sellers to Purchaser of the Assets, and (c) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement, as soon as practicable. In connection with the foregoing, the Sellers will provide the Purchaser, and the Purchaser will provide the Sellers, with copies of all correspondence, filings, or communications or memoranda setting forth the substance thereof between such party or any of its representatives, on the one hand, and any governmental agency or authority or member of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. The parties acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers, or similar third party actions that are material to the consummation of the transactions contemplated hereby, and each party agrees to take all commercially reasonable actions as are necessary to complete such notifications and obtain such clearances, approvals, waivers, or third party actions except where such consequence, event, or occurrence would not have a Purchaser Material Adverse Effect or a Company Material Adverse Effect, as the case may be.

         Section 5.5 Public Announcements. Prior to the expiration of the Due Diligence Period, the Purchaser and the Company shall consult with each other before any party hereto issues any press release or otherwise makes any public statement with respect to the transactions contemplated by this Agreement, and no party shall issue any such press release or make any such public statement prior to such consultation except as may be required, upon the advice of counsel, by applicable law or requirements of the Securities Act, the Exchange Act, Nasdaq, the New York Stock Exchange or any other national securities exchange, in which case the parties shall use their reasonable efforts to consult with each other prior to issuing such a release or making such a public statement. Notwithstanding the foregoing, the Company may deliver (i) a redacted copy of this Agreement which does not make reference to the names of WinStar or the Purchaser to the Committee together with a statement of WinStar's cash balances at September 30, 1997 (without reference to WinStar) and (ii) a complete copy of this Agreement to the lender providing debtor-in-possession financing to the Sellers upon receipt by WinStar of a confidentiality agreement satisfactory to it executed by such lender.

         Section 5.6       Bankruptcy Actions.

                  (a) Within one day after expiration of the Due Diligence Period, the Sellers will file with the Bankruptcy Court a motion, supporting papers, notices and a proposed Overbid Procedures Order, all in form and substance reasonably satisfactory to Purchaser, seeking the Bankruptcy Court's approval of the terms of Sections 5.2 and 9.7 of this Agreement and observance and performance of such terms by the Sellers and the Purchaser during the pendency of the Chapter 11 Cases. The motion seeking approval of the Overbid Procedures Order will request an expedited and emergency consideration of such motion by the Bankruptcy Court and will seek to shorten the notice period provided in the Federal Rules of Bankruptcy Procedure for the Sale Motion.

                  (b) Within two Business Days after entry by the Bankruptcy Court of the Overbid Procedures Order, the Sellers will file with the Bankruptcy Court a motion, supporting papers, notices and a form of 363 Order and 365 Order, all in form and substance reasonably satisfactory to Purchaser, seeking the

Bankruptcy Court's approval of this Agreement, the Sellers' performance under this Agreement, and the assignment of the Assets and the assumption and assignment of the Assumed Contracts to the Purchaser pursuant to, inter alia, Sections 105, 363(b), 363(f) and 365 of the Bankruptcy Code, made returnable not more than twenty (20) days after filing of such motion (or if the twentieth day thereafter is not a Business Day, on the next succeeding Business Day) (the "Sale Motion").

                  (c) The Sellers will provide the Purchaser with copies of all motions, applications, and supporting papers prepared by the Sellers (including forms of orders and notices to interested parties) relating in any way to Purchaser and WinStar or the transactions contemplated by this Agreement as far in advance as practicable prior to the service and filing thereof in the Chapter 11 Cases.

                  (d) The Sellers shall promptly give appropriate notice in accordance with Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure and any order of the Bankruptcy Court, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

         Section 5.7 Tax Returns and Filings; Payment of Taxes. Sellers shall prepare all Tax Returns of Sellers or with respect to the Assets and Business for periods ending on or prior to the Closing Date. Sellers shall be responsible for paying all Taxes of Sellers or with respect to the Assets for periods ending on or prior to the Closing Date. All sales, gross receipts, transfer, filing, recordation and similar Taxes and fees (including all real estate transfer and gains Taxes and conveyance and recording fees, if any), and all stamp Taxes, registration Taxes, excise Taxes, duties or other charges arising from or associated with the sale and transfer of the Assets as contemplated herein shall be borne in equal portions by the Sellers, as a group, and the Purchaser.

         Section 5.8 Employee Benefit Plans. From and after the date hereof, the Sellers shall take all actions necessary to assure that the Purchaser and WinStar are not subject to liabilities of any nature whatsoever, as successors-in-interest or otherwise, as a result of the Sellers' Employee Benefit Plans. The provisions of this Section 5.8 shall survive the Closing.

         Section 5.9 Notification of Certain Matters. Each of the Sellers and the Purchaser shall give prompt notice to the other of the following:

                  (a) the occurrence or non-occurrence after the date hereof of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty of such party contained in this Agreement to be or become untrue or inaccurate in any material respect at any time from the date hereof through the Closing, or (ii) directly or indirectly, a Company Material Adverse Effect with respect to the Sellers or a Purchaser Material Adverse Effect with respect to the Purchaser, as the case may be;

                  (b) any material failure of such party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                  (c) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date hereof and prior to the Closing Date, under any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, Contract (including any Assumed Contract), lease, commitment or other instrument or obligation material to the financial condition, properties, businesses or results of operations of it taken as a whole to which it is a party or is subject;

                  (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and

                  (e) any objection to the motions to approve the Overbid procedure or to approve the transactions contemplated by this Agreement or the initiation of any legal action or proceeding with respect to the transactions contemplated by this Agreement, including any motion to require Sellers to assume or reject executory contracts;

provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice hereunder.

         Section 5.10 Comfort Letters, Etc. The Company shall use good faith efforts to cause its auditors to (i) deliver to WinStar, upon request, such comfort letters with respect to the financial statements of the Company for the years ended December 31, 1995 and December 31, 1996 and for the nine months ended September 30, 1996 and September 30, 1997, as may be customary in connection with WinStar's proposed offerings of equity and/or debt securities; and (ii) make themselves available to discuss such financial statements with representatives of WinStar and the placement agents for any such offerings. WinStar or the Purchaser shall reimburse the Company for the reasonable expenses of its accountants pursuant to this Section 5.10.

         Section 5.11 Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents, and approvals in connection with the Governmental Requirements and to effect all necessary registrations and filings.

         Section 5.12 Satisfaction or Discharge of Encumbrances. Between the date hereof and the Closing, the Sellers shall take all actions necessary, including transferring the Encumbrances to the proceeds of sale or the payment of money, to satisfy or discharge all Encumbrances on the Assets so that, at the Closing, the Assets are transferred to the Purchaser free and clear of all Encumbrances. The failure of the Sellers to comply with the provisions of this Section by January 31, 1998 shall be a breach of the Sellers' obligations hereunder entitling WinStar and the Purchaser to terminate this Agreement and to receive the Expense Reimbursement and the Termination Fee.

                                   ARTICLE VI

                        ADDITIONAL POST-CLOSING COVENANTS

         Section 6.1 Further Assurances. In addition to the provisions of this Agreement, from time to time after the Closing Date, the Sellers and the Purchaser will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the conveyance and transfer of the Assumed Contracts and other Assets to the Purchaser and the assumption of the Assumed Liabilities by the Purchaser, including without limitation the filing with any state public utility commissions or other regulatory agencies of applications for nunc pro tunc approval of the transfers of the Assets (including Company Permits) and the Assumed Contracts from Sellers to Purchaser. If any of the Assumed Contracts requires the consent of any party thereto which is not obtained, the Sellers shall use their best efforts to otherwise provide the benefits of such Assumed Contract to the Purchaser. With respect to the books and records of the Sellers, the originals of which are either acquired by Purchaser or retained by the Sellers hereunder, from time to time after the Closing Date, each party who has possession of the originals of any such books or records shall, upon reasonable request of any other party, provide such other party with access to and/or copies of such books and records as may be reasonably requested and obtained without unreasonable efforts.

         Section 6.2 Third Party Rights. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Sellers or any other persons or entities (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever, and no provision of this Agreement shall create such third party beneficiary rights in any such persons or entities in respect of any benefits that may be provided, directly or indirectly, under any Employee Benefit Plan except to the extent such obligations are specifically assumed.

         Section 6.3 Employment of the Sellers' Employees. Effective as of the Closing, Purchaser agrees to offer to hire all of Sellers' employees except those to be listed in Section 6.3 of the Company Disclosure Letter twenty Business Days following the end of the Due Diligence Period, which list shall be mutually agreed upon by Sellers and Purchaser (the "Transferred Employees"). Sellers shall not unreasonably reject a request by the Purchaser to include an employee on the list comprising Section 6.3 of the Company Disclosure Letter. Except as otherwise set forth in Section 6.3 of the Company Disclosure Letter at such time, salaries of the Transferred Employees shall be on substantially equivalent terms as existed with Sellers as of the date hereof. All offers of employment to the Transferred Employees shall require that they resign from their employment with Sellers immediately before the Closing (subject to the occurrence of the Closing). Purchaser shall provide substantially similar medical benefits, including insurance, subject to applicable waiting periods, to the Transferred Employees that Purchaser provides to its other similarly situated employees. As of the date hereof, the Purchaser and WinStar may discuss the terms of employment and other matters, including the transactions contemplated by this Agreement, with the employees, agents and consultants of the Sellers.

         Section 6.4 Master LOAs and TSAs. Sellers shall execute and deliver to Purchaser on the Closing Date, or upon the request of the Purchaser thereafter, master letters of authorization ("MLOAs") and appropriate transfer of services agreements ("TSAs") as may be requested by the Purchaser. Sellers will use their best efforts to assist the Purchaser to obtain all necessary consents for the assignment of the Assumed Contracts and the Customers to the Purchaser and agree from time to time to execute all appropriate documents of transfer reasonably requested by IXCs, LECs, CLECs, governmental agencies or bodies, or the Purchaser, including but not limited to TSAs and MLOAs, in order to evidence the transactions contemplated hereby. The Purchaser shall, at its expense, prepare for review and execution by the Sellers and file all such regulatory filings required by Purchaser for the transfer of the Assets to the Purchaser pursuant to this Agreement, and the Sellers agree to provide to the Purchaser all information and render such other assistance as may be reasonably required in connection therewith. Any and all costs associated with obtaining such regulatory approvals as Purchaser shall require shall be borne by the Purchaser as they may relate to the transfer of the Assets; provided, however, that the Purchaser will not be responsible for any costs related to any separate filings that are not required for the transfer of the Assets which the Sellers may be required to file to terminate their authority to render telecommunications services. Sellers shall promptly notify the Purchaser of any notice received from any vendor providing services with respect to Customer accounts of their intention or threat to terminate service to or take other action adversely affecting any Customer account. Sellers shall notify and coordinate with Purchaser prior to sending any notice or otherwise communicating with Customers in connection with the transfer of Customers to Purchaser or the discontinuance of service by Sellers.

         Section 6.5       Corporate Name.

                  (a) Prior to the Closing, the Sellers will cooperate with the Purchaser to assist the Purchaser to qualify to do business in any jurisdiction with any consents to use of name that are necessary to so qualify with a corporate name containing the names "Midcom," "Cel-Tech" or "PacNet." On or before the Closing Date, the Sellers, at their sole cost and expense, shall promptly take all commercially reasonable actions (and shall make all filings with all government entities, including the applicable Secretaries of State) necessary to discontinue using the names "Midcom," "Cel-Tech" or "PacNet," respectively, or any confusingly similar names as part of the Sellers' corporate names. In connection therewith, Sellers will take such action as may be required to notify all the telephone companies and all listing agencies of the termination or expiration of Sellers' right to use any telephone number and any classified and other telephone directory listings associated with such Names and to authorize the transfer of the same to Purchaser (provided, that with respect to telephone numbers that Sellers have the right to use for the period specified in Section 6.6, Sellers shall not be required to take such action until after the expiration of such specified period).

                  (b) Sellers hereby acknowledge that, from and after the Closing Date, Purchaser will be the owner of the Names and any goodwill established thereby shall inure to the exclusive benefit of the Purchaser. The Sellers further agree that after the Closing Date, the Sellers will not directly or indirectly at any time use any of the Names whether in connection with the Excluded Assets or Excluded Liabilities or otherwise, except that Sellers may, in winding up their affairs, state that they formerly were known by such Names.

         Section 6.6 Sellers' Right to Use Certain Assets to Wind Up Operations. For a period not to exceed nine months after the Closing Date, Purchaser shall permit Sellers to use the premises described in

Section 6.6 of the Company Disclosure Letter (provided that such use shall not unreasonably interfere with Purchaser's use of such premises) and the furniture and fixtures and phone numbers listed in Section 6.6 of the Company Disclosure Letter solely for the purpose of winding up their operations; provided that during such period, Sellers shall pay all rental expenses and other expenses associated with the upkeep and maintenance of such premises, furniture and fixtures and phone numbers. Sellers may terminate such use at any time on thirty days' written notice to Purchaser.

         Section 6.7 Regulatory Filings. To the extent that regulatory filings, including but not limited to annual reports, must be made following the Closing but before all regulatory approvals are obtained, Sellers will be responsible for making all such filings. Sellers will be compensated for all reasonable costs associated with making such filings from the Initial Deposit and Additional Deposit. If the employees of the Sellers who have responsibility for such filings and other actions become employees of the Purchaser after the Closing, the Purchaser shall make such employees available to the Sellers to the extent reasonably necessary to enable the Sellers to fulfill their obligations under this Section 6.7.

         Section 6.8 Right to Access and Use Sellers' Switches. If the Purchaser and WinStar elect to exclude the switches and associated leases from the Assets:

                  (a) From and after the Closing Date through and including June 30, 1998, or such earlier date as Purchaser shall designate, Sellers shall use their best efforts (but without any obligation to assume the leases of the real estate where the switches are located or the switches, themselves, or to cure, in whole or in part, pre-petition defaults under such leases) to continue to carry Purchaser's Customer traffic on Sellers' switches in a manner consistent with the operations of the Business by Sellers on the date hereof provided that Purchaser shall reimburse Sellers for their actual costs (including employee expense) for providing such services. Sellers shall provide personnel of WinStar with access to the switch locations and the switches at all reasonable times during such period for the purpose of inspecting, operating, monitoring and maintaining the switches. Sellers will, during such period, comply in a timely manner with all of their obligations under the leases of the switches and the switch sites and continue to provide utilities and other services necessary for the proper operation of the switches and the switch sites, including any service or maintenance agreements covering the switches and the switch sites. Purchaser may cure any breaches thereof by Sellers and Sellers will indemnify Purchaser (in accordance with Section 9.8 hereof) for the costs and expenses incurred by Purchaser in effecting any such cure. Sellers will promptly provide Purchaser with copies of any default or deficiency notices delivered to Sellers by the lessors of the switches and the switch sites.

                  (b) If, prior to June 30, 1998, the Sellers receive a bona fide offer from a third party to purchase any or all of Sellers' switches and the associated real property leases and other assets, they shall promptly give WinStar written notice of the terms and conditions of such offer and WinStar or its designee shall have a period of thirty days after the date such notice is given to elect to purchase such switches and associated leases and assets on the same economic terms and conditions as the bona fide offer (payable in cash). If WinStar does not elect to so purchase such switches and associated leases and assets, Sellers may only close the sale of the switches and associated leases and assets pursuant to the bona fide offer if the purchaser thereunder agrees to provide the services specified in Section 6.8(a) to the Purchaser at their fair market value until the expiration of sixty days after the date the notice was given.

         Section 6.9 Confirmation of a Plan. The Sellers shall not seek, and shall oppose any other Person's efforts to seek, confirmation of a plan of reorganization on or before June 30, 1998.

                                   ARTICLE VII

                              DUE DILIGENCE REVIEW

         Section 7.1 Due Diligence Review. At any time from and after the date hereof through 9:00 A.M., New York time, on December 17, 1997 (the "Due Diligence Period"), the Purchaser may terminate this Agreement in its sole and absolute discretion in the manner set forth in Section 9.5 without liability hereunder. During the Due Diligence Period, Purchaser and its authorized agents, lenders and investors may conduct the following types of inspections:

                  (a) Inspection of the physical condition and use of the switches and other tangible personal property of the Sellers and the real property owned or leased by the Sellers, at Purchaser's sole cost, including without limitation, the availability of access, co-location arrangements (completed and/or in progress or otherwise contracted for) utility services, zoning, environmental risks, engineering and soil conditions. For the purpose of conducting physical inspections, the Sellers shall provide the Purchaser and its authorized agents, reasonable access to such premises at all reasonable times (including on non-Business Days) during the Due Diligence Period, and the Purchaser shall conduct such inspections in a manner not disruptive to the operation of such premises. If practicable in the circumstances, the Purchaser shall not enter such premises or contact any tenants without the presence of a representative of the Sellers. The Sellers shall assist the Purchaser in obtaining estoppel certificates from any tenants, landlords or mortgagees. In the event the Purchaser desires to conduct any physically intrusive due diligence, such as sampling soils, building materials or the like, the Purchaser shall provide at least two (2) hours' prior notice thereof to the Sellers. The Purchaser shall, in performing such due diligence, comply with and with any and all applicable laws, ordinances, rules and regulations applicable to such premises and such procedures and the Purchaser shall not engage in any activities which would violate any permit, license or environmental law, ordinance, rule or regulation.

                  (b)  Inspection  of all existing  documentation  and materials relevant to the ownership and operation of the Business and the Assets (including the switches), including without limitation, all existing leases and amendments thereto, all existing vendor and service contracts, prior Tax bills, existing permits, licenses and certificates of occupancy, existing operating statements, existing plans and specifications, and the existing owner's title policy, survey of the related premises, insurance policies, operating statements for the last two (2) years, environmental reports, leasing reports, correspondence, brokerage agreements, litigation affecting the premises, maintenance records (all of the foregoing to be provided to the extent reasonably obtainable by the Sellers without additional cost) all of which shall be made available to the Purchaser upon the commencement of the Due Diligence Period at the premises, at reasonable times for inspection and copying by the Purchaser at the Purchaser's expense. Section 7.1(b) of the Company Disclosure Letter sets forth a summary list of information about Sellers' Customers (specifying the number of Customers in each state and the number of customers by type of services provided by the Sellers but not the identities of the Customers). The Purchaser and WinStar acknowledge that the information supplied to or made available to the Purchaser by the Sellers as provided in this Section shall not be released or disclosed to any other parties other than WinStar and its affiliates for a period of one year from the date of this Agreement without the prior written consent of the Sellers, unless and until this transaction has closed or unless compelled by judicial or administrative process or by other requirements of law, in which event WinStar shall afford the Company such advance notice as is practicable in the circumstances to enable the Company to defend against disclosure.

         Section 7.2 Assumption of Contracts. No later than the Business Day prior to the 363 Hearing, the Purchaser shall notify the Sellers in writing as to any Assumed Contracts that were listed in Section 1.1(l) of the Company Disclosure Letter as of the date hereof that the Purchaser does not desire to assume at Closing, which Contracts shall be deleted from Section 1.1(l) of the Company Disclosure Letter. At Closing, the Sellers shall deliver an updated Company Disclosure Letter pursuant to Section 2.2 hereof that shall reflect such changes to the Assumed Contracts to be assumed by the Purchaser hereunder at Closing and add such excluded Contracts to Section 1.2(c) of the Company Disclosure Letter.

         Section 7.3 Designation of Assets. Within twenty Business Days after the expiration of the Due Diligence Period, Purchaser shall notify Sellers in writing whether it wishes not to acquire any specific Assets, in which event such designated items shall be deemed to be Excluded Assets for all purposes of this Agreement. Any designation pursuant to this Section 7.3 shall not result in any adjustment to the Purchase Price.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         Section 8.1 Conditions Precedent to Obligation of the Sellers and the Purchaser and WinStar. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or mutual waiver) at or prior to the Closing Date of the following conditions:

                  (a) any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement, which action shall not have been withdrawn or terminated.

                  (b) no statute, rule, regulation, executive order, decree, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any federal or state court or governmental authority that materially prohibits, restrains, enjoins, or restricts the consummation of the transactions contemplated by this Agreement;

                  (c) no claim, action, suit, arbitration, inquiry proceeding, or investigation (each, an "Action") shall have been commenced by or before any United States federal, state, or local or any foreign government, governmental, regulatory, or administrative authority, agency, or commission or any court tribunal or judicial or arbitral body against the Purchaser or the Sellers, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement that, in the reasonable good faith determination of any party, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.1(c) shall not apply to any party that directly or indirectly solicited or encouraged any such Action; and

                  (d) the 363 Order and the 365 Order shall each have been entered by the Bankruptcy Court.

         Section 8.2 Conditions Precedent to Obligation of the Sellers. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions: (a) each of the Purchaser and WinStar shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date, (b) with respect to those representations and warranties qualified by any materiality standard, the representations and warranties of the Purchaser and WinStar contained in this Agreement shall be true and correct in all respects and, with respect to all other representations and warranties, such representations and warranties shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made at and as of such date, and (c) the Purchaser and WinStar shall have delivered to the Sellers all items required to be delivered by them pursuant to Section 2.2.

         Section 8.3 Conditions Precedent to Obligation of the Purchaser and WinStar. The obligation of the Purchaser and WinStar to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

                  (a) (i) the Sellers shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing Date and (ii) with respect to those representations and warranties qualified by any materiality standard, the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all respects and with respect to all other representations and warranties, such representations and warranties shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing Date as if made at and as of such date;

                  (b) the Business and the Assets shall not have been materially adversely affected in any way by any act of God, fire, flood, war, labor disturbance, material tax legislation enacted, loss of Customers, sales representatives, suppliers or decline in business therewith, or other material event or occurrence, and there shall have been no changes since the date of this Agreement including, but not limited to, any changes reflected by the updated Company Disclosure Letter that have had or may reasonably be expected to have a Company Material Adverse Effect;

                  (c) the Overbid Procedures Order shall have been entered by the Bankruptcy Court in substantially the form contemplated by this Agreement on or before December 19, 1997 (the "Overbid Procedures Order Date");

                  (d) each of the 363 Order and the 365 Order shall have been entered by the Bankruptcy Court and each shall have become a Final Order in the Chapter 11 Cases by January 19, 1998;

                  (e) the Sellers shall have received all material government approvals, clearances, consents or authorizations necessary or advisable to transfer the Company Permits to Purchaser (or Purchaser shall have received adequate assurances that all such approvals, clearances, consents, and authorizations will be given) and no Company Permits shall be revoked or shall fail to be transferred to Purchaser without additional expense and subject to no additional restrictions or burdens on the permittee, except in each case for such matters as would not individually or in the aggregate have a Company Material Adverse Effect;

                  (f) Sellers shall have obtained any and all material releases, consents and/or waivers from other parties to agreements, leases, instruments or other Contracts needed for consummation of the transactions contemplated by this Agreement;

                  (g) Purchaser shall have received title commitments, title reports or other reasonably satisfactory evidence demonstrating the accuracy and correctness of Sellers' representations set forth at Section 3.12;

                  (h) Sellers shall have delivered to the Purchaser all the items required to be delivered by them pursuant to Section 2.2 and substantially all of the original copies of MLOAs, LOAs and TLAs executed on or after January 1, 1997 and copies of all other MLOAs, LOAs and TLAs possessed by Sellers or their agents, distributors or other representatives or other evidences of authorization reasonably acceptable to WinStar;

                  (i) Sprint shall have agreed, at no carriage or other cost to Purchaser or WinStar in addition to the carriage costs (without regard to minimum commitments, exclusivity, price adjustments, or other penalties, costs or charges arising as a result of activities undertaken by Sellers prior to the Closing Date or outside of the ordinary course of business) that Sellers would have incurred to (i) continue to carry the traffic of the Customers after Closing, in accordance with its undated agreement with Sellers as modified through the date hereof, through and including September 30, 1998 or such earlier date as designated by Purchaser; and (ii) cooperate with Purchaser and WinStar in any transition of Purchaser's Customer traffic from Sprint to another carrier;

                  (j) unless otherwise ordered by the Bankruptcy Court, the licensors of all software, programs and databases which are, or during the past sixty (60) days have been, used by Sellers shall have consented, at no cost to Purchaser or WinStar and in manner reasonably satisfactory to Purchaser, to the transfer and assignment from Seller to Purchaser of Seller's rights and interest in and to the use of such software, programs and databases under the applicable licenses, including the use of all hardware and other equipment owned by other Persons and leased or licensed to or otherwise used by the Sellers;

                  (k) Ernst & Young LLP shall deliver a letter, reasonably satisfactory to WinStar, agreeing that it will issue its consent to the inclusion of their reports relating to the financial statements of the Company for the fiscal years ended December 31, 1995 and 1996 in all registration statements and reports filed by WinStar pursuant to the Securities Act and the Exchange Act or other legal requirements and will provide customary comfort to WinStar's underwriters and placement agents in connection with any of WinStar's or its subsidiaries' offerings of securities as to the audited financial statements of the Company for the fiscal years ended December 31, 1995 and 1996; and

                  (l) the Bankruptcy Court shall have entered an order, which shall have become a Final Order, extending the Sellers' time to assume or reject leases of nonresidential real property through and including confirmation of a plan of reorganization or a date that is not earlier than June 30, 1998.

                                   ARTICLE IX

                       TERMINATION, AGREEMENT, AND WAIVER

         Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of WinStar and the Company.

         Section 9.2 Termination by Either WinStar or the Company. This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of either WinStar or the Company if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory, or administrative agency or commission shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement other than a denial of the Sale Motion and either (a) thirty (30) days shall have elapsed from the issuance of such order, decree, or ruling or other action and such order, decree, or ruling or other action has not been removed or (b) such order, decree, ruling, or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause shall have used all reasonable efforts to remove such injunction, order, or decree.

         Section 9.3 Termination by Company. This Agreement may be terminated at any time on or prior to the Closing Date by action of the Board of Directors of the Company if (a) a condition precedent to the obligations of the Sellers hereunder to be fulfilled by the Purchaser or WinStar has not been fulfilled by the time stated herein for such condition to be fulfilled or, if no such time is stated, by January 31, 1998; (b) there has been a material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the Purchaser and WinStar, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to the Purchaser and WinStar; (c) the Board of Directors of the Company has withdrawn, modified, or changed in a manner adverse to the Purchaser its approval or recommendation of this Agreement in order to approve and permit the Company to execute a definitive agreement relating to an Overbid in accordance with Section 5.2; or (d) the Closing does not occur by January 31, 1998, except if such failure is caused by Sellers' actions or inactions in breach of their obligations under this Agreement.

         Section 9.4 Termination by WinStar. This Agreement may be terminated at any time on or prior to the Closing Date by action of the Board of Directors of WinStar if (a) a condition precedent to the obligations of the Purchaser and WinStar hereunder to be fulfilled by the Sellers has not been fulfilled by the time stated herein for such condition to be fulfilled or, if no such time is stated, by January 31, 1998; (b) there has been a material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the Sellers, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Purchaser to the Sellers; (c) the Board of Directors of the Company has withdrawn, modified, or changed in a manner adverse to the Purchaser its approval or recommendation of this Agreement in order, or the Sellers otherwise determine, to approve and permit the Company to execute a definitive agreement relating to an Overbid; (d) since the date hereof, there have been one or more events causing a Company Material Adverse Effect; (e) the Closing does not occur by January 31, 1998, except if such failure is caused by Purchaser's actions or inactions in breach of its obligations under this Agreement; or (f) the 363 Order and the 365 Order have not been entered by the Bankruptcy Court by January 31, 1998.

         Section 9.5 Termination by Purchaser and WinStar On or Prior to Expiration of Due Diligence Period. This Agreement may be terminated at any time on or prior to the expiration of the Due Diligence Period by the Purchaser and WinStar by delivering to the Company on or before the end of the Due Diligence Period a written termination of this Agreement.

         Section 9.6 Effect of Termination and Abandonment. In the event of termination of the Agreement pursuant to this Article IX, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Sellers, the Purchaser, WinStar or their respective officers, directors, agents and attorneys, and all obligations of the parties shall terminate, except (i) for the obligations of the parties pursuant to Sections 5.5, 5.6, 5.8, 9.6, 9.7, 9.8, 10.5, 10.6, and 10.11, (ii) if this
Agreement is terminated by the Sellers pursuant to Section 9.3(a) or (b), the Initial Deposit shall be forfeited to Sellers as liquidated damages (it being agreed that, in such event, it will not be possible to calculate Sellers' actual damages), with interest thereon to be paid to the Purchaser, and (iii) if WinStar terminates this Agreement pursuant to Section 9.4 (other than pursuant to Section 9.4(e) or solely because of the non-fulfillment of any of the conditions specified in Section 8.3(c), (e), (g), (i), (j), (k) or (l) which non- fulfillment is not caused by any act or omission of Sellers) or if the Sellers terminate this Agreement pursuant to Section 9.3(c) or (d), the Purchaser shall be entitled to the Expense Reimbursement and Termination Fee to the extent provided in Section 9.7.

         Section 9.7       Expense Reimbursement; Termination Fee.

                  (a) Expense Reimbursement. In the event this Agreement is terminated pursuant to Sections 9.3(c) or (d) or 9.4 (other than pursuant to
Section 9.4(e) or solely because of the non-fulfillment of any of the conditions specified in Section 8.3(c), (e), (g), (i), (j), (k) or (l) which non-fulfillment is not caused by any act or omission of Sellers), Sellers jointly and severally shall reimburse Purchaser and WinStar for their actual and reasonable out-of-pocket expenses, not to exceed $400,000, incurred in furtherance of this Agreement and the transactions contemplated herein, including without limitation attorneys' fees and accounting fees and expenses incurred by Purchaser and WinStar for services of outside counsel in negotiating this Agreement, performance of due diligence, or otherwise (the "Expense Reimbursement"). This obligation shall survive any termination of this Agreement, and shall constitute an administrative expense of Sellers under Sections 503(b) and 507(a)(1) of the Bankruptcy Code. Purchaser and WinStar shall submit to Sellers an itemized statement reflecting such actual reasonable expenses. Within five days thereafter, Sellers shall make an Expense Reimbursement for any amounts not in dispute without further order of the Bankruptcy Court. With respect to any amounts reasonably disputed by Sellers, Sellers and Purchaser and WinStar shall, in good faith, cooperate with each other to reach an agreement as to the portion of such disputed amount with respect to which Purchaser or WinStar will be entitled to reimbursement hereunder and, within five days after such agreement is reached, Sellers shall make an Expense Reimbursement for such additional amounts without further order of the Bankruptcy Court. If the parties are unable, within thirty days, to resolve a dispute, either party may submit the dispute to the Bankruptcy Court for its determination.

                  (b)      Termination Fee.

                           (i) Sellers agree and acknowledge that Purchaser's and WinStar's negotiation and execution of the Agreement have resulted from a substantial investment of management time and have required significant commitment of financial and other resources by Purchaser and WinStar, and that the negotiation and execution of this Agreement have provided value to Sellers. Therefore, if a Termination Fee Event (as defined in subsection (ii) below) occurs, in addition to the Expense Reimbursement payable to Purchaser and WinStar pursuant to
         Section 9.7(a), the Sellers shall pay $2.5 million to the Purchaser as a termination fee ("Termination Fee"); provided, that the Sellers shall not be obligated to pay the Termination Fee if, prior to the occurrence of the Termination Fee Event, the Agreement has validly been terminated solely pursuant to Section 9.1 by the Company and WinStar or pursuant to Section 9.3(a) or (b) by the Company.

                           (ii) A  "Termination  Fee Event" is the occurrence of
any of the following:

                                    (A)  The   termination   of  this  Agreement
                           pursuant to Section 9.3(c) or (d) or Section 9.4 (except for Section 9.4(e) or solely because of the non-fulfillment of any of the conditions specified in
                           Section 8.3(c),  (e), (g), (i), (j), (k) or (l) which
                           non- fulfillment is not caused by any act or omission of Sellers); or

                                    (B) The execution by any of the Sellers,  or
                           any trustee in bankruptcy for any of the Sellers, of an agreement providing for the sale of all or any material portion of the Business or of an equity interest in any of the Sellers, or any business combination of any of the Sellers, involving any party other than the Purchaser (an "Alternative Transaction").

                           (iii) Sellers shall pay the Termination Fee simultaneously with the occurrence of a Termination Fee Event without further order of the Bankruptcy Court. Sellers' obligation to pay the Termination Fee shall constitute an administrative expense of Sellers under sections 503(b) and 507(a)(1) of the Bankruptcy Code.

         Section 9.8       Indemnification; Holdback.

                  (a) All representations, warranties, covenants and agreements contained in this Agreement and in any other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto. All representations and warranties contained herein shall survive the Closing for a period of one (1) year after the Closing Date. All covenants and agreements contained herein shall survive the Closing for the period specified in such covenant or agreement or, if no period is so specified, for a period of two (2) years after the Closing Date.

                  (b) The Sellers shall, jointly and severally, indemnify and hold harmless Purchaser and WinStar from and against, and shall reimburse Purchaser and WinStar, solely through the return to Purchaser from the funds constituting the Escrow Deposit pursuant to the terms of the Escrow Agreement, for any Damages (as hereinafter defined) which may be sustained, suffered or incurred by Purchaser, whether as a result from or in connection with or attributable to (i) the conduct of the Business by the Sellers on or prior to the Closing Date, (ii) the Excluded Liabilities or the Excluded Assets, or (iii) the breach of any of the Sellers' covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. "Damages" as used in this Agreement means the dollar amount of any loss, damage, expense or liability (including, without limitation, reasonable attorneys' fees) sustained, suffered or incurred by the Purchaser or WinStar, reduced by any amounts actually received by Purchaser or WinStar (net of any deductibles, fees and expenses, but excluding any premiums) from any recovery made by Purchaser or WinStar from a third party (other than Sellers) in respect thereof. The Escrow Agreement shall be in the form of Exhibit C annexed hereto. The rights of the Purchaser and WinStar with respect to payment of the Expense Reimbursement and the Termination Fee are independent of and in addition to their rights under this Section 9.8.

                  (c) The Escrow Agreement shall provide that, upon the occurrence of the Closing, the Initial Deposit and the Additional Deposit shall be retained by the Escrow Agent for a period of thirteen (13) months (the "Holdback Period") to secure Sellers' indemnification obligations set forth in
Section 9.8(b). The Escrow Agreement shall provide that, upon the expiration of the Holdback Period, the Escrow Agent will deliver to Sellers the remaining balance of the Initial Deposit and the Additional Deposit; provided, however, that the portion of the Initial Deposit plus the Additional Deposit equal to the amount of the Damages or other indemnification obligations as to which the Purchaser have properly made a claim under Section 9.8(d) shall be retained by the Escrow Agent until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Sellers the amount of the Initial Deposit and the Additional Deposit being retained by the Escrow Agent and not required to satisfy such claims.

                  (d) In the event the Purchaser or WinStar seeks indemnification hereunder, it shall give written notice to the Sellers and the Escrow Agent of the facts and circumstances giving rise to the claim within thirteen (13) months after the Closing Date (provided that no such notice shall be given, and Sellers shall have no indemnification obligation hereunder, with respect to any event occurring more than one (1) year after the Closing Date), and the amount of the claim for which it is seeking indemnification. Such notice shall contain a description in reasonable detail of the basis for such claim for indemnification to the extent known to the Purchaser and WinStar. In such event, Sellers shall have the right to defend against any third-party claim against the Purchaser or WinStar with counsel of Sellers' choice reasonably satisfactory to the Purchaser.

                  (e) Any indemnification payment made hereunder shall be deemed to be a reduction in the Purchase Price.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 No Merger. The representations, warranties, covenants, and agreements contained in or made pursuant to this Agreement shall not merge, be extinguished or otherwise affected by the Closing, and all of such representations, warranties and agreements shall survive the Closing and continue for the period specified herein.

         Section 10.2 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  (a)      If to the Purchaser or WinStar, to

                           WinStar Communications, Inc.
                           230 Park Avenue -- Suite 2700
                           New York, New York 10169
                           Attention: Timothy R. Graham
                           Telecopier: 212-522-1637
                           with copies to

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016-2097
                           Attention: David Alan Miller, Esq.
                           Telecopier: 212-818-8881


                  (b)      If to the Sellers, to

                           Midcom Communications Inc.
                           26899 Northwestern Highway, Suite 120
                           Southfield, Michigan  48034
                           Attention: Mr. William H. Oberlin
                           Telecopier: (248) 208-9225

                           with copies to

                           Midcom Communications Inc.
                           26913 Northwestern Highway, Suite 165
                           Southfield, Michigan  48034
                           Attention:  Steven Goldman, Esq.
                           Telecopier: (248) 945-1904

                                            and

                           Pepper Hamilton & Scheetz LLP
                           100 Renaissance Center, Suite 3600
                           Detroit, Michigan  48243
                           Attention: Dennis S. Kayes, Esq.
                           Telecopier: (313) 259-7926

         Section 10.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the construction or interpretation of this Agreement.

         Section 10.4      Entire Agreement; Assignment.

                  (a) This Agreement (including the Exhibits, if any, the Purchaser Disclosure Letter, the Company Disclosure Letter, and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto, the Asset Purchase Agreement among the parties dated December 11, 1997, and the Confidentiality and Non-Disclosure Agreement dated November 17, 1997 between the Company and WinStar.

                  (b) The rights and obligations of the Purchaser under this Agreement with respect to any specified Assets may be assigned by the Purchaser to any third party, subject to the assumption by such assignee of the obligations of the Purchaser hereunder with respect to such specified Assets. After any such assignment, the assignee shall be deemed to be the Purchaser with respect to such specified Assets for all purposes of this Agreement.

         Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to the rules of conflict of laws of the State of Michigan or any other jurisdiction. Each of the parties hereto irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Michigan and the United States of America located in the State of Michigan, County of Wayne (the "Michigan Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Michigan Courts, and agrees not to plead or claim that such litigation brought in any Michigan Court has been brought in an inconvenient forum.

         Section 10.6 Expenses. Except as set forth in Sections 5.4, 5.7, 9.6 and 9.7, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

         Section 10.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

         Section 10.8 Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in instrument in writing signed on behalf of such party.

         Section 10.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be in original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

         Section 10.10 Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, expressed or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Michigan, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE XI

                                   DEFINITIONS

         Section 11.1 Defined Terms. As used herein, the terms below shall have the following meanings.

          "Action" has the meaning set forth in Section 8.1(c).

          "Additional Deposit" has the meaning set forth in Section 1.5(a).

          "Adjustment Deposit" has the meaning set forth in Section 1.5(a).

          "Agreement" has the meaning set forth in the Preamble to this Agreement.

          "Alternative Transaction" has the meaning set forth in Section 9.7(b).

          "Assets" has the meaning set forth in Section 1.1.

          "Applicable Requirements" has the meaning set forth in Section 3.18.

          "Assumed Contracts" has the meaning set forth in Section 1.1(l).

          "Assumed Liabilities" has the meaning set forth in Section 1.3.

          "Bankruptcy Code" has the meaning set forth in the Recitals to this Agreement.

          "Bankruptcy Court" has the meaning set forth in the Recitals to this Agreement.

          "Business" has the meaning set forth in the Recitals to this Agreement.

          "Business Day" means a day other than Saturday or Sunday on which banks are not required or authorized to be closed in the City of Detroit, Michigan.

          "Chapter 11 Cases" has the meaning set forth in the Recitals to this Agreement.

          "CIC" has the meaning set forth in Section 1.1(c).

          "CLEC" has the meaning set forth in Section 3.10.

          "Closing" has the meaning set forth in Section 2.1.

          "Closing Date" has the meaning set forth in Section 2.1.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Official Committee of Unsecured Creditors of the Sellers appointed in the Chapter 11 Cases.

          "Company" has the meaning set forth in the Preamble to this Agreement.

          "Company Disclosure Letter" has the meaning set forth in Article III.

          "Company  Financial  Statements"  has the meaning set forth in Section
     3.5.

          "Company Material Adverse Effect" means any events, conditions, or matters in respect of the Sellers, the Assets and the Assumed Liabilities (collectively, the "Acquired Businesses"), other than the filing of the Chapter 11 Cases, that in the aggregate taking into account all events, conditions or matters in respect of the Acquired Businesses (whether or not in connection with the same or any similar representation, warranty or matter) materially impair the ability of the Sellers to perform their obligations hereunder or to consummate the transactions contemplated hereby or which result in or are reasonably expected to result in (i) a loss, cost, or charge to the Acquired Businesses of $500,000 or more, or (ii) a material reduction in the average daily revenue of the Acquired Businesses, provided, however, that any of the events, conditions or matters that exist on the date hereof and have been reflected in this Agreement or disclosed in the Company Disclosure Letter as presented on the date of this Agreement (in each case without taking into account any dollar threshold) shall not be deemed to constitute a Company Material Adverse Effect, except for and expressly excluding, however, those events, conditions or matters which were to be voided or otherwise made unenforceable against the Assets once the Assets were transferred to Purchaser pursuant to the 363 Order or the 365 Order, but which events, conditions or matters have in fact not been voided or made unenforceable, in which case such events, conditions or matters shall be included in the determination of a Company Material Adverse Effect.

          "Company Permits" has the meaning set forth in Section 3.10.

          "Company SEC Reports" has the meaning set forth in Section 3.21.

          "Contract" means any contract, agreement, understanding or arrangement (whether written or oral) entered into by any of the Sellers and including all conditional and executory contracts, agreements, understandings and arrangements.

          "Customers" has the meaning set forth in Section 1.1(a).

          "Dal Telecom" has the meaning specified in Section 1.1(m).

          "Damages" has the meaning set forth in Section 9.8(b).

          "Due Diligence Period" has the meaning set forth in Section 7.1.

          "Employee Benefit Plans" has the meaning set forth in Section 3.17.

          "Encumbrances" has the meaning set forth in Section 3.12(a).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means Continental Stock Transfer & Trust Company.

          "Escrow   Agreement"   means  that  certain  Escrow   Agreement  among
     Purchaser, WinStar, Sellers and the Escrow Agent in form and substance reasonably satisfactory to Purchaser and Sellers.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" has the meaning set forth in Section 1.2.

          "Excluded Liabilities" has the meaning set forth in Section 1.4.

          "Expense Reimbursement" has the meaning set forth in Section 9.7(a).

          "Final Order" means an order of the Bankruptcy Court in the Chapter 11 Cases which (a) shall not have been reversed, stayed, modified or amended and with respect to which (i) the time to appeal from or seek review or rehearing of such order shall have expired; and (ii) no motion for rehearing, reconsideration, amendment or new trial is pending; or (b) with respect to the 363 Order, although subject to appeal, no stay of the order being appealed from has been obtained, whether by supersedeas bond, collateral security or otherwise.

          "GAAP" has the meaning set forth in Section 3.5.

          "Governmental Requirements" has the meaning set forth in Section 3.3.

          "Holdback Period" has the meaning set forth in Section 9.8(c).

          "HSR Act" has the meaning set forth in Section 3.3.

          "Initial Deposit" has the meaning set forth in Section 1.5(a).

          "Intellectual Property" means all United States (a) patents and patent applications (including reissues, divisions, continuations-in-part and extensions thereof), invention disclosures, inventions, know-how and improvements thereto; (b) trademarks, trade names, service marks, trade dress and logos and registrations and applications for registration thereof; (c) copyrights and registrations thereof; (d) software, programs, databases and the like; and (e) licenses of any of the foregoing.

          "IXC" has the meaning set forth in Section 3.10.

          "Joint Venture Agreement" means that certain Agreement of Formation and Activities of Russian- American Joint Stock Venture "Dal Telekom
     International," dated as of December 5, 1993, by and among the Company, DalREO, the joint stock company Rostelekom and the state enterprise Rossvyazinform in the cities of Khabarovsk, Blagoveschensk and Petropavlovsk-Kamchatski, as amended.

          "LEC" has the meaning set forth in Section 3.10.

          "Legal Proceeding" means any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity before any court, governmental or regulatory body or authority.

          "LOA" has the meaning set forth in Section 1.1(a).

          "MLOA" has the meaning set forth in Section 6.4.

          "Michigan Courts" has the meaning set forth in Section 10.5.

          "Names" has the meaning set forth in Section 1.1(b).

          "Overbid Procedures Order" has the meaning set forth in Section 5.2.

          "Overbid Procedures Order Date" has the meaning set forth in Section 8.3(c).

          "Overbid" has the meaning set forth in Section 5.2(b).

          "PacNet" has the meaning set forth in the Preamble to this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust or other entity.

          "Petition Date" means November 7, 1997, the date on which the Petitions were filed with the Bankruptcy Court.

          "Petitions" has the meaning set forth in the Recitals to this Agreement.

          "Purchase Price" has the meaning set forth in Section 1.5.

          "Purchaser" has the meaning set forth in the Preamble to this Agreement.

          "Purchaser Disclosure Letter" has the meaning set forth in Article IV.

          "Purchaser  Material  Adverse  Effect"  has the  meaning  set forth in
     Section 4.3.

          "Sale Motion" has the meaning specified in Section 5.6.

          "SEC" means the Securities and Exchange Commission.

          "SEC Reports" has the meaning set forth in Section 3.21.

          "Second  Month  Average  Daily  Revenues" has the meaning set forth in
     Section 1.5(b).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Sellers" has the meaning set forth in the Preamble to this Agreement.

          "Seller Subsidiary" has the meaning set forth in the Preamble to this Agreement.

          "September  Average  Daily  Revenues"  has the  meaning  set  forth in
     Section 1.5(b).

          "Tax" or "Taxes" means (a) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other taxes, charges, fees, registration fees, revenue permit fees, levies or other assessments whatsoever, including without limitation, gross receipts, franchise, profits, sales, use, occupation, value added, ad valorem, transfer, withholding, payroll employment, environmental, social security, disability, unemployment fund contributions, alternative or add-on minimum, estimated, excise, or property taxes, together with any interest, penalties or additions to tax imposed with respect thereto and (b) any obligations under any agreements or arrangements with respect to any Taxes described in clause (a) above.

          "Tax  Returns"  means all  federal,  state,  local,  and  foreign  tax
     returns,   declarations,   statements,   reports,   schedules,  forms,  and
     information returns and any amended Tax Returns relating to Taxes.

          "Termination Fee" has the meaning set forth in Section 9.7(b).

          "Termination Fee Event" has the meaning set forth in Section 9.7(b).

          "Trade Receivables" has the meaning set forth in Section 1.1(e).

          "Transferred Employees" has the meaning set forth in Section 6.3(a).

          "TSA" has the meaning set forth in Section 6.4.

          "363 Hearing" has the meaning set forth in Section 5.2(b).

          "363 Order" means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Purchaser and the Sellers, approving and authorizing the sale of the Business and the Assets by the Sellers to the Purchaser under this Agreement pursuant to, inter alia, Sections 105 and 363 of the Bankruptcy Code. The 363 Order shall provide that: (a) this Agreement and the transactions contemplated herein, including the transfer of the Assets by the Sellers to the Purchaser as provided in this Agreement are approved and authorized; (b) as of the date the 363 Order is entered, the Sellers had good and marketable title to the Assets; (c) the transfer of the Assets by Sellers to Purchaser is or will be a legal, valid, and effective transfer of the Assets notwithstanding any requirement for approval or consent by any entity (as defined in Section 101(15) of the Bankruptcy Code); (d) the transfer of the Assets by Sellers to Purchaser vests the Purchaser with good and indefeasible title to the Assets free and clear of all liens, claims and Encumbrances (including, without limitation, claims and Encumbrances (i) that purport to give to any entity (as defined in Section 101(15) of the Bankruptcy Code) a right or option to effect any forfeiture, modification, right of approval, right of first refusal, repurchase or termination of Sellers' or Purchaser's interest in the Assets or any similar rights or (ii) in respect of Taxes) except those expressly assumed by the Purchaser hereunder and any such liens or claims which existed prior to the Closing or which arise as a result of any Employee Benefit Plan shall attach to the Purchase Price paid to Sellers; (e) the transfer of the Assets is in exchange for consideration being paid by the Purchaser that constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia; (f) the transfer of the Assets, including without limitation the Customers and their accounts, does not and will not subject the Purchaser to any liability by reason of such transfer under the laws of the United States, any state, territory or possession thereof or the District of Columbia based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of successor or transferee liability; (g) the Purchaser is authorized to be designated as the presubscribed IXC for all Customers of Sellers as of the Closing Date and will endow the Purchaser with all legal right to implement such designation immediately without Customer consent; and (h) any carrier currently providing network services to Sellers or any sales agent or distributor currently under contract to Sellers is prohibited from interfering with or impairing (i) the transfer of Customers to Purchaser, (ii) Purchaser's continued service after Closing or (iii) the transfer of Customers to any underlying carrier designated by Purchaser. The 363 Order shall further provide that (s) the Bankruptcy Court retains jurisdiction to enforce the provisions of this Agreement in all respects, including retaining jurisdiction to protect Purchaser against any of the Excluded Liabilities; (t) the provisions of the 363 Order are nonseverable and mutually dependent; (u) the transactions contemplated by this Agreement are undertaken by the Purchaser in good faith, as that term is used in Section 363(m) of the Bankruptcy Code, and the Purchaser is entitled to the rights and protection granted thereby; (v) there exist exigent business reasons for the sale of the Assets to the Purchaser; (w) the sale is in the best interests of the debtors' (Sellers') estates, their creditors, their Customers and their equity security holders and is otherwise in the public interest; (x) there has been such notice as is appropriate in the particular circumstances given to all parties required by law to receive notice of the sale and such opportunity for hearing as is appropriate in the particular circumstances; (y) the Business and the Assets have been adequately marketed and will lose value absent a sale; and
     (z) all of the requirements of Section 363 of the Bankruptcy Code have been met. The 363 Order shall not impose any material obligations on the Purchaser or Sellers not contemplated herein.

          "365 Order" means an order or orders of the Bankruptcy Court, in form and substance reasonably satisfactory to the Purchaser and the Sellers, approving the assumption and assignment of all Assumed

     Contracts by Sellers pursuant to Section 365 of the Bankruptcy Code as of the Closing Date. The 365 Order shall provide that (a) all defaults of Sellers under the Assumed Contracts arising or accruing prior to the Closing (without giving effect to any acceleration clauses or any default provisions in such contracts of a kind specified in Section 365(b)(2) of the Bankruptcy Code) have been cured or will be promptly cured by Sellers such that Purchaser shall have no liability or obligation with respect to any default or obligation arising or accruing prior to the Closing, except as may otherwise be specifically agreed as set forth in this Agreement; (b) any actual pecuniary loss resulting from a default by Sellers has been or will be promptly compensated by Sellers to the extent ordered by the Bankruptcy Court such that Purchaser shall have no liability or obligation with respect to any default or obligation arising or accruing prior to the Closing; (c) the Purchaser has provided adequate assurance of future performance of the Assumed Contracts within the meaning of Section 365(f)(2) of the Bankruptcy Code; and (d) the Assumed Contracts (other than Excluded Liabilities) will be transferred to and remain in full force and effect for the benefit of the Purchaser, notwithstanding any provisions in such Assumed Contracts or in applicable law (including, without limitation, those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibit, restrict, or limit in any way such assignment or transfer.

          "WinStar" has the meaning set forth in the Preamble to this Agreement.

         IN WITNESS WHEREOF, the Sellers and Purchaser have caused this Agreement to be executed on their behalf by their officers thereunder duly authorized, as of the date first above written.

                                   PURCHASER:

                                   WINSTAR COMMUNICATIONS, INC.

                                   By:     /s/   Timothy R. Graham
                                      ---------------------------------------
                                      Name:    Timothy R. Graham
                                      Title:   Executive Vice President

                                   WINSTAR MIDCOM ACQUISITION CORP.


                                   By:     /s/    Timothy R. Graham
                                      ---------------------------------------
                                       Name:    Timothy R. Graham
                                       Title:   President


                                   SELLERS:

                                   MIDCOM COMMUNICATIONS INC.

                                   By:     /s/    Steven Goldman
                                      ---------------------------------------
                                       Name:    Steven Goldman
                                       Title:   V.P. & General Counsel

                                   CEL-TECH INTERNATIONAL CORP.


                                   By:     /s/    Steven Goldman
                                      ---------------------------------------
                                       Name:    Steven Goldman
                                       Title:   V.P. & General Counsel

                                   PACNET INC.


                                   By:     /s/    Steven Goldman
                                      ---------------------------------------
                                       Name:    Steven Goldman
                                       Title:   V.P. & General Counsel